Execution Version

Asset Purchase Agreement

by and between

Orgenesis Inc.

and

Tamir Biotechnology, Inc.

April 12, 2020

i

ii

iii

Schedules

Schedule 1.1(a)	Knowledge Persons
Schedule 1.2(a)(i)	Seller-Owned IP Rights
Schedule 1.2(a)(iii)	Assumed Contracts
Schedule 1.2(a)(iv)	Materials
Schedule 1.2(b)	Excluded Assets
Schedule 1.3	Assumed Liabilities
Schedule 1.7(b)(ix)-1	Terminated Contracts
Schedule 1.7(b)(ix)-2	Amended Contracts
Schedule 1.7(b)(xii)	Third-Party Consents
Schedule 6.1(b)	Governmental Consents
Schedule 6.3(f)	Patent Filings

Exhibits

Exhibit A	Form of Bill of Sale and Assignment and Assumption Agreement
Exhibit B	Form of Patent Assignment Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Trademark Assignment Agreement
Exhibit E	Form of Joinder Agreement
Exhibit F	Plan of Liquidation
Exhibit G	Form of Domain Name Assignment Agreement

i

Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is made and entered into as of April 12, 2020 (the "Agreement Date"), by and between ORGENESIS INC., a Nevada corporation ("Purchaser"), and TAMIR BIOTECHNOLOGY, INC., a Delaware corporation ("Seller").

Recitals

A. The board of directors of Seller (the "Seller Board") has determined that it is advisable and in the best interests of Seller and its stockholders that Purchaser purchase from Seller, and Seller sell, transfer and assign to Purchaser, substantially all of the assets of Seller (the "Asset Purchase"), and, in furtherance thereof, has approved the Asset Purchase and the other transactions contemplated by this Agreement, including the assumption by Purchaser of the Assumed Liabilities, all on the terms set forth herein (collectively, the "Transactions").

B. Seller and Purchaser desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions as set forth herein.

D. Following the Closing, Seller shall commence a liquidation process in accordance with the Plan of Liquidation.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below:

"Accredited Investor" means an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC under the Securities Act.

"Acquisition Proposal" has the meaning set forth in Section 4.2(a).

 "Action" has the meaning set forth in Section 2.5.

"Additional Asset" has the meaning set forth in Section 5.7.

"Affiliate" has the meaning set forth in Rule 144 promulgated by the SEC under the Securities Act.

"Assumed Contracts" has the meaning set forth in Section 1.2(a)(iii).

"Bill of Sale and Assignment and Assumption Agreement" means a bill of sale and assignment and assumption agreement in the form attached hereto as Exhibit A.

"Bridge Loan" means the loan, in the amount of $375,000, made from Purchaser to Seller on March 13, 2020.

"Business" means the business of Seller, on the date of determination, as applicable, involving the discovery, development and testing of therapeutic products for the treatment of diseases and conditions in humans.

"Business Day" means a day (A) other than Saturday or Sunday and (B) on which commercial banks are open for business in New York, New York.

"Cash Consideration Excess" has the meaning set forth in Section 1.8(c).

"Cash Consideration Shortfall" has the meaning set forth in Section 1.8(b).

"Closing Date Schedule" has the meaning set forth in Section 1.6(b).

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Collaboration Project" has the meaning set forth in Section 4.3.

"Collaboration Project Intellectual Property" means the Intellectual Property Rights covering the Collaboration Project Results, and licenses, files, data rights, regulatory applications, filings, and/or approval, of, covering, including or directed to the Collaboration Project Results.

"Collaboration Project Results" means all data, information, know-how, conceptions, discoveries, materials, methods, processes, techniques, inventions, products, compounds, compositions, substances, and other information data and results, of whatsoever nature first created, generated, discovered, identified, arising and/or resulting from the Collaboration Project and the performance of the designated tasks thereunder, whether or not patentable or otherwise registerable.

"Confidentiality Agreement" has the meaning set forth in Section 5.2.

 "Consenting Stockholder" has the meaning set forth in Section 5.1.

 "Consulting Agreement" has the meaning set forth in Section 1.7(b)(xvii).

"Contract" means any written or oral contract, agreement, instrument, commitment, undertaking, or any other legally binding arrangement (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

 "Convertible Note" means any debt securities of Seller that are convertible into or exchangeable for any combination of Equity Interests of Seller and/or cash, including but not limited to those convertible notes, bridge notes and other promissory notes set forth on Schedule 2.4(b) of the Seller Disclosure Letter.

"Domain Name Assignment Agreement" means a domain name assignment agreement in the form attached hereto as Exhibit F.

"Encumbrance" means any lien, pledge, hypothecation, charge, claim, title defect, mortgage, security interest or encumbrance of any nature.

"Enforceability Exceptions" has the meaning set forth in Section 2.2(a).

"Equity Interests" means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, warrants, call, subscription, simple agreement for future equity or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right or entitlement to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any other person or entity under common control with Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

"Escrow Agent" has the meaning set forth in Section 8.3.

"Escrow Amount" means, collectively, (i) an amount equal to 10% of (a) the Purchaser Cash Consideration Amount less (b) the Cash Consideration Excess, if any (the "Escrow Cash"), and (ii) the number of shares of Purchaser Common Stock consisting of 10% of the Purchaser Stock Consideration (the "Escrow Shares").

"Exchange Act" means the Securities Exchange Act of 1934. as amended.

"FDA" means the U.S. Food and Drug Administration or any successor agency or authority thereto.

"Fraud" means common law fraud under the laws of the State of Delaware committed with the intent to deceive related to the representations and warranties set forth in this Agreement.

"Fundamental Matters" has the meaning set forth in Section 8.2(b).

"Fundamental Representations" means the representations contained in Section 2.1 (Organization, Standing and Power; Subsidiaries), Section 2.2 (Authority; Non-contravention), Section 2.3 (Capital Structure), Section 2.8 (Taxes), Section 2.11 (Employee Matters), and Section 2.13 (No Brokers).

"GAAP" means United States generally accepted accounting principles in effect from time to time.

"GDPR" has the meaning set forth in Section 2.9(o).

"Governmental Entity" means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

"IND" means an Investigational New Drug Application as defined in the Federal Food, Drug, and Cosmetic Act and applicable regulations promulgated thereunder by the FDA.

"Initial Deposit" has the meaning set forth in Section 1.6(a).

"Intellectual Property Rights" means all intellectual property rights, including any and all of the following and all rights therein, throughout the world: patents and applications therefor and all reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all conceptions, inventions (whether patentable or not), invention disclosures, improvements, patent applications, patents, patent rights, trade secrets, proprietary information, Know-How, technology, data, data rights, preclinical and clinical data, materials, compositions of matter, proprietary methods, processes and formulae, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, copyrights all trade names, corporate names, logos, common law trademarks and service marks, trade names, trademark and service mark registrations, service names, and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, social media accounts, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, any and all goodwill associated with any of the foregoing and all tangible embodiments of the foregoing.

"IP Matters" has the meaning set forth in Section 8.2(b).

"IRS" means the U.S. Internal Revenue Service.

"Know-How" means know-how, trade secrets and other confidential or proprietary information, including data, invention rights, materials, technical, pre-clinical and clinical data, results, instructions, dossiers, records, documents, applications, processes, methods, formulas, formulation information, packaging and chemical specifications, raw material specifications, chemical and finished goods analytical test methods, stability data, testing data and quality control data for biological, chemical, pharmacological, toxicological, physical, analytical, clinical and safety, in each case, that Seller has rights in, are owned by Seller, or in the possession of Seller as of the Agreement Date and as of the Closing.

"knowledge" means the actual knowledge of each of the officers and directors of Seller listed on Schedule 1.1(a) hereto.

"Legal Requirements" means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees.

"Liabilities" means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

"Material Adverse Effect" means any change, event, circumstance, condition, fact or effect (each, an "Effect") that is, or would reasonably be expected to become, individually or taken together with all other Effects, is materially adverse to (i) the business, results of operations, financial condition or assets of Seller or the Business, or (ii) the ability of Seller to consummate the Transactions, in each case, except to the extent that any such Effect results from (a) changes in general business, geopolitical or economic conditions, (b) changes affecting the industry generally in which Seller operates, (c) changes in GAAP or Legal Requirement, (d) the announcement, pendency or completion of the Transactions, (e) any act of war, act of terrorism, natural or man-made disaster, act of god or pandemic (including the COVID-19 virus), (f) any matter Purchaser is aware of on the Agreement Date, (g) any failure to meet financial projections, estimates or forecasts, (h) changes in or effects arising from, the financial, debt, capital, credit or securities markets, including interest or exchange rates, (i) any action required or permitted by this Agreement or the failure to take any action prohibited by the terms of this Agreement, (j) with respect to Seller, any action taken at the written request of Purchaser or with the prior written consent of Purchaser; provided, that any Effect referred to in the foregoing clauses (a), (b), (c), (e) and (h) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such Effect has a disproportionate effect on the Business as compared to other participants in the industries in which the Business operates.

"Materials" means the materials set forth on Schedule 1.2(a)(iv) hereto.

 "Maximum Cash Usage Amount" means the sum of (i) the amount of Seller Debt outstanding on the Agreement Date that has been repaid prior to the Closing Date plus (ii) the amount of Seller Debt set forth on the Closing Date Schedule (excluding, for this purpose, the amount of any Convertible Notes set forth therein that will not be repaid in cash) plus (iii) the Unaccredited Investor Cash Out Amount.

"Merger Agreement" has the meaning set forth in Section 5.13.

"Merger Option" has the meaning set forth in Section 5.13.

"Nasdaq" means the Nasdaq Stock Market.

"NDA" means a new drug application or supplemental new drug application and any amendments thereto submitted to the FDA.

"Order" means any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any Governmental Entity.

"Patent Assignment Agreement" means a patent assignment agreement in the form attached hereto as Exhibit B.

"Permits" has the meaning set forth in Section 2.7(a).

"Permitted Encumbrance" means (a) Encumbrances for Taxes, which are not yet due or delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate accruals or reserves have been made on the Seller Balance Sheet, (b) mechanics', materialmen's or contractors' liens or encumbrances or any similar statutory lien incurred in the ordinary course of business consistent with past practice or amounts not yet due and payable and that are not, individually or in the aggregate, material to the Business or the Purchased Assets, (c) zoning, entitlement, building and other land use regulations which do not materially impair, prohibit or restrict the occupancy or current use of the real property which they encumber, (d) any lien created by or at the direction of Purchaser and (e) right of set-off to secure the performance of contracts, leases, letters of credit, statutory obligations and other obligations of a similar nature, in each case in the ordinary course of business.

"Person" means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

"Personal Data" means a natural person's (including any end user's or employee's) name, street address, ZIP code, telephone number, e-mail address, photograph, date of birth, social security number, driver's license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person, or is otherwise considered personally identifiable information or personal data under any applicable Legal Requirement.

"Personnel" has the meaning set forth in Section 2.9(e).

"Per Share Amount" means the portion of the Purchase Price allocable to each Equity Interest of Seller as set forth in the Plan of Liquidation.

"Plan of Liquidation" means the plan of liquidation adopted by Seller in connection with the Closing, substantially in the form attached hereto as Exhibit F, which, among other things, shall provide that Purchaser Common Stock shall only be distributed to Accredited Investors.

"Post-Closing Tax Period" means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

"Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

"Pro Rata Share" means, with respect to a particular Securityholder, a fraction, the numerator of which is the portion of the Purchase Price that such Securityholder is entitled to be paid pursuant to the Plan of Liquidation and the denominator of which is the total portion of the Purchase Price distributable to all Securityholders pursuant to the Plan of Liquidation.

"Project Plan" has the meaning set forth in Section 4.3.

"Purchase Price" means (i) the Purchaser Cash Consideration Amount plus (ii) the Purchaser Stock Consideration.

"Purchaser Ancillary Agreements" means all agreements and documents to which Purchaser is or will be a party that are required to be executed pursuant to this Agreement.

"Purchaser Cash Consideration Amount" means the Initial Deposit plus the Cash Consideration Shortfall, if any.

"Purchaser Closing Cash Consideration Amount" means (i) Purchaser Cash Consideration Amount less (ii) the amount of Seller Debt outstanding as of immediately prior to the Closing less (iii) the Initial Deposit.

"Purchaser Closing Deliverables" has the meaning set forth in Section 1.7(c).

"Purchaser Common Stock" means the common stock, par value $0.0001 per share, of Purchaser.

"Purchaser Stock Consideration" means 3,400,000 shares of Purchaser Common Stock; provided, that, (A) if the Maximum Cash Usage Amount equals or exceeds $3,500,000, such number of shares may be increased from 3,400,000 to a number of shares no greater than 19.9% of the issued and outstanding shares of Purchaser Common Stock immediately prior to the Agreement Date, at the option of Purchaser in its sole discretion in order to achieve a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code; and (B) in the event that the Closing has not occurred on or before July 7, 2020 and the Maximum Cash Usage Amount is below $3,500,000, Purchaser shall, if so requested by Seller, increase such number of shares to a number not to exceed 3,630,000 in the aggregate in order to achieve a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code.

"Purchaser Stock Price" means the value of Purchaser Common Stock on the Closing Date as determined on the basis of the closing price of Purchaser Common Stock on the Nasdaq.

"Registration Rights Agreement" means the Registration Rights Agreement to be entered into by the Securityholder parties thereto and Purchaser at the Closing in substantially the form attached hereto as Exhibit C.

"Regulatory Authority" means, with respect to any country, federal, state, local, or other regulatory jurisdiction, the applicable Governmental Entity responsible for granting any registration, authorization or approval necessary to distribute, sell or market a pharmaceutical product in such country or regulatory jurisdiction, including, in the United States, the FDA.

"Regulatory Information and Documents" means (a) all Permits (including pricing and reimbursement approvals), and pending applications, agreements, for any thereof, and similar rights obtained from any Regulatory Authorities and/or Governmental Entities, to conduct the Business or take any action in connection with the Seller Products, including, without limitation, NDAs and INDs, together with all supporting data, documents, submissions, correspondence, reports and clinical studies relating thereto (including, without limitation, documentation of pharmacovigilance, good clinical practice, good laboratory practice and good manufacturing practice); (b) all adverse event reports and other data, information and materials relating to adverse experiences with respect to each Seller Product; (c) all written notices, filings, communications or other correspondence between Seller, on the one hand, and any Governmental Entity and/or Regulatory Authorities, on the other hand, relating to each Seller Product, including any safety reports or updates, complaint files and product quality reviews, and clinical or pre-clinical data derived from clinical studies conducted or sponsored by Seller, which data relates to each Seller Product; and (d) all other information regarding development, testing, activities pertaining to each Seller Product and/or compliance with any law or regulation of any jurisdiction, including audit reports, corrective and preventive action documentation and reports, and relevant data and correspondence; in each case, as maintained by or otherwise that are owned by or in the possession of Seller as of the Agreement Date and as of the Closing.

"Representative" means officers, employees, agents, attorneys, accountants, advisors, representatives and any member of the board of directors or managers (or similar body) of a Person.

"Requisite Stockholder Approval" has the meaning set forth in Section 5.1.

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securityholders" means, collectively, the Seller Stockholders and each other Person who is entitled to any portion of the Purchaser Stock Consideration as set forth in Plan of Liquidation.

"Seller Ancillary Agreements" means all agreements and documents to which Seller and the Stockholders is or will be a party and that are required to be executed pursuant to this Agreement.

"Seller Antiviral Products" means Seller's existing antiviral pharmaceutical products containing ribonucleases, particularly ranpirnase, including for topical administration.

"Seller Balance Sheet" has the meaning set forth in Section 2.4(a).

"Seller Balance Sheet Date" has the meaning set forth in Section 2.4(a).

"Seller Financial Statements" has the meaning set forth in Section 2.4(a).

"Seller Benefit Plan" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, performance-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is maintained, contributed to, or required to be contributed to, by Seller or any of its ERISA Affiliates for the benefit of any employee of Seller or with respect to which Seller or any of its ERISA Affiliates have or may have any liability or obligation.

"Seller Capital Stock" means Seller Common Stock and Seller Preferred Stock.

"Seller Closing Deliverables" has the meaning set forth in Section 1.7(b).

"Seller Common Stock" means the Common Stock of Seller, par value $0.001 per share.

"Seller Debt" means, without duplication: (i) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of Seller, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise, (ii) all deferred indebtedness of Seller for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the ordinary course of business), (iii) all obligations of Seller to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (iv) all outstanding reimbursement obligations of Seller with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Seller, (v) all obligations of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (vi) all obligations secured by any Encumbrance (other than Permitted Encumbrances) existing on property owned by Seller, whether or not indebtedness secured thereby will have been assumed, (vii) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the completion of the Transactions, (viii) all Liabilities, including fees and expenses, incurred by or on behalf of Seller in connection with this Agreement and the Transactions, including Transfer Taxes, (ix) all Excluded Liabilities not expressly captured in other clauses of this definition, including Liabilities incurred by or on behalf of Seller in the ordinary course of business not described in clause (viii) that are not Assumed Liabilities, including accounts payable and other current Liabilities, (x) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, any of the obligations and other matters of the kind described in any of the clauses (i) through (viii) appertaining to third parties, and (xi) such amount as is reasonably determined by Seller to be required under the Plan of Liquidation to be reserved to satisfy any of the obligations and other matters of the kind described in any of the preceding clauses.

"Seller IP Rights" means any and all (A) Intellectual Property Rights used by Seller as of the Agreement Date and as of the Closing in the conduct of the Business and, to the extent not included in the foregoing, (B) any other Seller-Owned IP Rights.

"Seller-Owned IP Rights" means any and all Intellectual Property Rights owned (or purported to be owned) by Seller as of the Agreement Date and as of the Closing (including the Seller Registered Intellectual Property Rights and, to the extent provided in Section 4.3, the Collaboration Project Intellectual Property and Collaboration Project Results).

"Seller Preferred Stock" means the Series A Convertible Preferred Stock of Seller, par value $0.001 per share.

"Seller Products" means ribonuclease enzymes, RNAase, Onconase, amphinase, ranpirnase, frog egg derived enzymes, and recombinants thereof,. and formulations thereof.  For clarity, Seller Products includes the Seller Antiviral Products..

"Seller Registered Intellectual Property Rights" means any United States, international and foreign (A) patents and patent applications (including reissues, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part) and the subject matter disclosed therein, (B) registered trademarks and service marks, applications to register trademarks and service marks (including intent to use applications), and other registrations or applications related to trademarks and service marks, (C) registered Internet domain names, (D) registered copyrights and applications for copyright registration and (E) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity, in each of (A) through (E) above, owned by (or purported to be owned by), registered or filed in the name of, Seller as of the Agreement Date and as of the Closing.

"Seller Stock Plan" shall mean Seller's 2013 Stock Incentive Plan.

"Seller Stockholder" means any holder of Seller Capital Stock.

"Seller Successor Entity" has the meaning set forth in Section 9.5.

 "Seller Warrants" means all warrants to acquire shares of Seller Common Stock.

 "Stock Consideration Adjustment Notice" has the meaning set forth in Section 6.2(d).

"Subsidiary" of a specified entity means any corporation, association, business entity, partnership, limited liability company or other Person of which the specified entity, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (A) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person or (B) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person's board of directors or other governing body.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (A) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), unclaimed property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a "Tax Authority"), (B) any liability for the payment of any amounts of the type described in clause (A) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (C) any liability for the payment of any amounts of the type described in clause (A) or (B) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

"Tax Return" means any return, declaration, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

"Third Party Claim" has the meaning set forth in Section 8.6(a).

"Third Party Intellectual Property Rights" means any Intellectual Property Rights owned by a third party.

"Trademark Assignment Agreement" means a trademark assignment agreement in the form attached hereto as Exhibit D.

"Transfer Tax" has the meaning set forth in Section 1.10(c).

"Treasury Regulation" means United States Treasury Regulations promulgated under the Code.

"Unaccredited Investor Cash Out Amount" means amount equal to the product determined by multiplying (A) the Per Share Amount by (B) the aggregate number Equity Interests in Seller held by Unaccredited Securityholders as of the Closing, as set forth in the Plan of Liquidation.

"Unaccredited Securityholder" means a Securityholder that has not delivered an Accredited Investor Questionnaire to Purchaser or that Seller has reasonably determined prior to Closing is not an Accredited Investor.

"USPTO" has the meaning set forth in Section 2.9(c).

1.2 Purchase and Sale.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase from Seller and Seller shall sell, transfer, convey and assign, or cause to be sold, transferred, conveyed and assigned, to Purchaser all of Seller's right, title and interest in and to Seller's assets, properties, rights claims and business, other than the Excluded Assets (collectively, the "Purchased Assets"), free and clear of all Encumbrances (other than Permitted Encumbrances), including the following:

(i) all Seller-Owned IP Rights, including the Seller Registered Intellectual Property Rights set forth on Schedule 1.2(a)(i) hereto;

(ii) any data regarding the Seller Products, including preclinical or clinical data regarding the Seller Products, owned by Seller (the "Transferred Data");

(iii) all Contracts and rights and interests, therein, to which Seller is a party or by which Seller is bound (including any and all such Contracts relating to the Materials, Know-How and/or the Regulatory Documents and Information), other than the Excluded Contracts (the "Assumed Contracts") set forth on Schedule 1.2(a)(iii) hereto;

(iv) all rights or causes of action against third parties arising out of occurrences to the extent relating to the Purchased Assets, including, all rights under express or implied warranties relating to the Purchased Assets and all rights, claims, credits, causes of action or rights of set-off against third parties relating to the Purchased Assets, including all rights to seek and obtain injunctive relief and to recover damages for past, present and future infringement relating to the Purchased Assets;

(v) all Materials;

(vi) all Know-How owned by Seller;

(vii) all Seller Products (including Antiviral Products) owned by Seller;

(viii) any and all Regulatory Information and Documents;

(ix) the Cash Consideration Excess; and

(x) all goodwill associated with the Purchased Assets.

(b) Excluded Assets.  Notwithstanding any of the foregoing in Section 1.2(a), Seller shall retain and not sell, assign, transfer or deliver, and Purchaser shall not purchase, acquire, or have any ownership claim of right in respect of (the "Excluded Assets"):

(i) the assets set forth on Schedule 1.2(b) hereto;

(ii) all Contracts to which Seller is a party or by which Seller is bound set forth on Schedule 1.2(b) hereto (the "Excluded Contracts");

(iii) rights to indemnification and related rights, including attorneys' fees, benefiting Seller or directors, officers, stockholders, agents or Affiliates of Seller;

(iv) cash, cash equivalents, deposits and bank accounts, other than the Cash Consideration Excess;

(v) all insurance contracts and policies, and rights thereunder;

(vi) all Tax assets with respect to a Pre-Closing Tax Period and any Taxes paid or borne by Seller, including rights to Tax refunds;

(vii) all communications among Seller, the Seller Stockholders, the Seller Board and their respective Representatives that relate in any way to the Transactions; and

(viii) the corporate seals, organizational documents, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate organization of Seller, all employee-related or employee benefit-related files or records and any other books and records which Seller is prohibited from disclosing or transferring to Purchaser under applicable law and is required by applicable law to retain.

1.3 Assumed Liabilities.  Upon the terms and subject to the conditions set forth herein, from and after the Closing, Purchaser shall assume from Seller, and be responsible for paying, performing and discharging only those Liabilities of Seller set forth on Schedule 1.3 hereto and Liabilities incurred at the direction or with the consent of Purchaser, in each case, in writing (collectively, the "Assumed Liabilities"), and no other Liabilities.

1.4 Excluded Liabilities.  Neither Purchaser nor any of its Affiliates or representatives shall assume or have any responsibility for, or shall be deemed to have assumed or have any responsibility for any Liabilities of Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the "Excluded Liabilities").  Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a) any claim by (i) any then-current or former holder or alleged then-current or former holder of any Equity Interests of Seller (including any predecessors), arising out of, resulting from or in connection with (A) the Transactions or this Agreement, including the allocation and distribution of the Purchase Price to the Securityholders, or (B) such Person's status or alleged status as a holder of Equity Interests of Seller (including any predecessors) at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise, or (ii) any Person that holds any promise or other commitment for Equity Interests of Seller;

(b) any Excluded Contract;

(c) any Excluded Asset;

(d) the negotiation and preparation of this Agreement and consummation and performance of the Transactions, including legal and accounting fees, brokerage commissions, finder's fees or similar fees or commissions, and income liability for Taxes so arising;

(e) (i) any Taxes arising from ownership or operation of the Purchased Assets during a Pre-Closing Tax Period, (ii) any Taxes other than Transfer Taxes that may arise as a result of the consummation of the transfer contemplated by this Agreement, including as a result of the provisions of Section 9.11; and (iii) Transfer Taxes;

(f) any Liabilities retained by, or allocated to, Seller under Section 5.1;

(g) any Seller Debt;

(h) any Liabilities of Seller arising under or in connection with any Seller Benefit Plan providing benefits to any present or former employee of Seller;

(i) any Liabilities of Seller for any present or former employees, officers, directors, retirees, independent contractors or consultants of Seller, including, without limitation, any Liabilities associated with any claims for wages or other benefits, bonuses, accrued vacation, workers' compensation, severance, retention, termination or other payments;

(j) any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller (including with respect to any breach of fiduciary obligations by same); and

(k) any Liabilities relating to any bulk sales, bulk transfer or similar Legal Requirements of any jurisdiction applicable to the Transactions.

1.5 Assignment of Contracts and Rights.

(a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Seller or, upon transfer, Purchaser under such asset. If any transfer or assignment by Seller to, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

(b) If any such consent is not obtained prior to the Closing with respect to any Assumed Contract, the Bill of Sale and Assignment Agreement shall constitute an equitable assignment by Seller to Purchaser of all of Seller's rights, benefits, title and interest in and to such Assumed Contract, to the extent permitted by the applicable Legal Requirements, and Purchaser shall be deemed to be Seller's agent for the purpose of completing, fulfilling and discharging all of Seller's rights and Liabilities arising under such Assumed Contract, and Seller shall take all necessary steps and actions to provide Purchaser with the benefits of such Assumed Contract.

1.6 Initial Deposit.

(a) Upon the execution and delivery of this Agreement, Purchaser shall pay to the Seller, as a deposit towards the Purchase Price, an amount equal to $3,000,000, of which $375,000 has already been delivered to Seller directly in the form of the Bridge Loan (the "Initial Deposit"), by wire transfer of immediately available funds to an account designed in writing by Seller solely for the purposes of settling the Seller Debt and/or the Unaccredited Investor Cash Out Amount at Closing.  Such account shall be a separate and distinct interest-bearing account and shall not be subject to any lien, encumbrance, attachment, trustee process or any other judicial process of any creditor of any party hereto.  Seller shall not distribute, use or release the Initial Deposit except for the purposes of settling (i) the Unaccredited Investor Cash Out Amount at or following Closing, (ii) Seller Debt, or (iii) in accordance with the express terms and conditions of this Agreement.  Notwithstanding the foregoing, Purchaser acknowledges and agrees that Seller may use the Initial Deposit to make the payments in respect of Seller Debt described on Schedule 2.4 of the Seller Disclosure Letter; provided, however, that from the Agreement Date through the Closing, Seller shall not distribute, use or release any portion of the Initial Deposit to settle or repay any Seller Debt (i) relating to or arising from any Convertible Notes or (ii) to settle or repay any other Liabilities not listed on Schedule 2.4 of the Seller Disclosure Letter.

(b) At least one (1) Business Day prior to Closing, Seller shall deliver to Purchaser (i) a schedule setting forth the names of all Unaccredited Securityholders and a good faith estimate of the amount to be paid to each such Unaccredited Securityholder from the Initial Deposit in accordance with the Plan of Liquidation and (ii) a schedule setting forth (A) Seller's good faith estimate of all outstanding Seller Debt measured as of immediately prior to Closing, (B) the holders of such outstanding Seller Debt and (C) the amount of money due and owing from Seller to such holders of outstanding Seller Debt (collectively, the "Closing Date Schedule"), which Closing Date Schedule shall be reasonably acceptable to Purchaser; provided, however, that any item of Seller Debt set forth on the Closing Date Schedule which was also set forth on Schedule 2.4 of the Seller Disclosure Letter shall be deemed acceptable to Purchaser.

1.7 Closing; Closing Deliverables.

(a) Closing. The closing of Transactions (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time); provided that if the condition set forth in Section 6.3(d) is the last remaining condition to be satisfied, Closing shall occur on or before the first Business Day following delivery by Seller to Purchaser of the Reorganization Notice, or at such other time as the parties hereto agree in writing, upon the electronic exchange of signatures between the parties hereto.  The date on which the Closing actually occurs is herein referred to as the "Closing Date."

(b) Seller Closing Deliverables.  Seller shall deliver to Purchaser at or prior to the Closing (collectively, the "Seller Closing Deliverables"):

(i) a certificate, dated as of the Closing Date and executed on behalf of Seller by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 6.3(a)-(c) have been satisfied;

(ii) counterparts to the Bill of Sale and Assignment and Assumption Agreement, the Patent Assignment Agreement, the Domain Name Assignment Agreement and the Trademark Assignment Agreement, in each case duly executed by Seller;

(iii) an escrow agreement, in substantially a form agreed to by Seller and Purchaser (the "Escrow Agreement"), dated as of the Closing Date and executed by Seller;

(iv) duly executed copies of this Agreement and each Seller Ancillary Agreement;

(v) a copy of the current organizational documents of Seller and all resolutions adopted by the Seller Board and Seller Stockholders in connection with this Agreement and the Transactions, in each case certified by the Secretary of Seller;

(vi) a certificate from the Delaware Secretary of State dated within five days prior to the Closing Date certifying that Seller is in good standing;

(vii) joinder agreements, in the form attached hereto as Exhibit E ("Joinder Agreement"), duly executed by Seller Stockholders that are not Unaccredited Securityholders and own 75% of the shares of Seller Capital Stock outstanding as of immediately prior to Closing;

(viii) evidence reasonably satisfactory to Purchaser of the termination of the Contracts set forth on Schedule 1.7(b)(ix)-1 hereto and amendment of the Contracts set forth on Schedule 1.(7)(b)(ix)-2 hereto;

(ix) evidence reasonably satisfactory to Purchaser of the release of any Encumbrance (other than Permitted Encumbrances) held on any of the Purchased Assets by any creditor set forth on Schedule 2.4 of the Seller Disclosure Letter;

(x) evidence reasonably satisfactory to Purchaser that all security interests and Encumbrances (other than Permitted Encumbrances) in any Purchased Assets have been released prior to or shall be released simultaneously with Closing.

(xi) evidence reasonably satisfactory to Purchaser of receipt of all third-party consents, waivers and approvals set forth on Schedule 1.7(b)(xii) hereto;

(xii) payoff letters, in form and substance reasonably satisfactory to Purchaser in respect of all indebtedness of Seller for borrowed money as of immediately prior to the Closing;

(xiii) a certificate of non-foreign status executed by Seller, as described in Section 1.1445-2(b) of the Treasury Regulations, in a form reasonably satisfactory to Purchaser;

(xiv) a certificate, dated as of the Closing Date and executed on behalf of Seller by an officer, certifying the Plan of Liquidation;

(xv) the Closing Date Schedule;

(xvi) a counterpart to a consulting agreement for certain technology transfer services to be performed for Purchaser on a transitional basis following the Closing Date (the "Consulting Agreement"), duly executed by Jamie Sulley;

(xvii) evidence, in form and substance reasonably satisfactory to Purchaser, of the election of the holders of at least ninety percent (90%) of the aggregate outstanding amounts of the Convertible Notes (rounded down to the nearest whole number) to (i) convert such Convertible Notes into Equity Interests of Seller, or (ii) extinguish such Convertible Notes in a manner reasonably acceptable to Purchaser, at, or prior to, the Closing; and

(xviii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement or any of the Seller Ancillary Agreements.

(c) Purchaser Closing Deliverables.  Purchaser shall deliver to Seller at or prior to the Closing (collectively, the "Purchaser Closing Deliverables"):

(i) a certificate, dated as of the Closing Date and executed on behalf of Purchaser by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 6.2(a)-(c) have been satisfied;

(ii) a copy of all resolutions adopted by the board of directors of Purchaser in connection with this Agreement and the Transactions, in each case certified by the Secretary of Purchaser;

(iii) the Escrow Agreement dated as of the Closing Date, executed by Purchaser and the Escrow Agent;

(iv) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement or any of the Purchaser Ancillary Agreements;

(v) a counterpart to the Consulting Agreement duly executed by Purchaser; and

(vi) a counterpart to each of the other agreements referenced in Section 1.7(b), above, to which Purchaser is intended to be a party.

1.8 Purchase Price.

(a) The aggregate consideration to be paid by Purchaser for the Purchased Assets and Assumed Liabilities shall be equal to the Purchase Price.  In order to effect the payment of the Purchase Price, at the Closing, Purchaser shall take the following actions:

(i) Purchaser shall pay the Purchaser Closing Cash Consideration Amount less the Escrow Cash, to Seller;

(ii) Purchaser shall issue to Seller the Purchaser Stock Consideration, less (B) the Escrow Shares; and

(iii) Purchaser shall deposit the Escrow Amount into an escrow account with the Escrow Agent, to secure the indemnification obligations of Seller under ARTICLE VII.

(b) If the sum of (i) of Seller Debt outstanding as of the Closing as set forth in the Closing Date Schedule plus (ii) the Unaccredited Investor Cash Out Amount exceeds (iii) $3,000,000, the Purchaser Closing Cash Consideration Amount shall be increased by an amount equal to such excess (the "Cash Consideration Shortfall"); provided that (A) the Cash Consideration Shortfall shall in no event exceed $500,000; and (B) any Cash Consideration Shortfall shall be used exclusively to repay Seller Debt at Closing and the Unaccredited Investor Cash Amount to Unaccredited Securityholders pursuant to the Plan of Liquidation.

(c) If, on the Closing Date, $3,000,000 exceeds the Maximum Cash Usage Amount (such excess, the "Cash Consideration Excess"), Seller shall pay the Cash Consideration Excess to Purchaser by wire transfer of immediately available funds to an account designated in writing by Purchaser.

1.9 Tax Free Reorganization.  The parties hereto intend that this Agreement shall constitute a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code and agree to report and treat the transactions contemplated by this Agreement as such for all purposes.  Each party hereto shall file all Tax Returns consistent with such tax treatment.  Each party hereto has consulted with its own tax advisors as to the tax consequences of the Transactions and no party makes any representation or warranty with respect to such consequences.  It is acknowledged that in connection with entry into this agreement, Seller is adopting a plan for its liquidation, as required by Code Section 368(a)(2)(G).

1.10 Title Passage; Risk of Loss; Delivery of Purchased Assets.

(a) Title Passage.  Upon the Closing, all of the right, title and interest of Seller in and to all of the Purchased Assets shall pass to Purchaser.

(b) Risk of Loss. The risk of loss, damage, or destruction to the Purchased Assets, including any of the equipment, inventory, or other personal property, to be conveyed to Purchaser under this Agreement will be borne by Seller until the consummation of the Closing.

(c) Method of Delivery of Assets; Transfer Taxes.  The Purchased Assets shall be delivered to Purchaser (or a Subsidiary of Purchaser, if so directed by Purchaser) in the form and to the location to be determined by Purchaser in its reasonable discretion before the Closing Date; provided, that, to the extent practicable, Seller shall deliver all of the Purchased Assets through electronic delivery or in another manner reasonably calculated and legally permitted to minimize or avoid the incurrence of transfer and sales Taxes if such method of delivery does not adversely affect the condition, operability or usefulness of any Purchased Asset.  The party required by law to file shall file all Tax Returns required to be filed with respect to and will pay any and all transfer, sales, use, purchase, value added, excise, real property, personal property, intangible, stamp, or similar Taxes imposed on, or resulting from, the transfer of any of the Purchased Assets and assumption of the Assumed Liabilities pursuant to this Agreement (collectively, "Transfer Taxes").  Seller shall pay any Transfer Taxes and shall reimburse Purchaser for any Transfer Taxes paid by it within 15 days of receipt of written notice and proof of payment of Transfer Taxes paid by Seller.  For purposes of this Section 1.10(c), Purchaser acknowledges and agrees that the Materials are the only tangible materials in Seller's possession or control with respect to the Seller Products (including the Seller Antiviral Products), and that such Materials will be made available to Purchaser at their respective storage locations.

1.11 Withholding Rights.  Purchaser shall be entitled to deduct and withhold from the consideration otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement, to Seller such amounts as Purchaser may be required to deduct and withhold with respect to any such deliveries and payments under any provision of U.S. federal, state, local, provincial or foreign Tax law.  To the extent that amounts are so withheld and paid over to the appropriate governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.  In the event that Purchaser determines that any Tax withholding may be required, Purchaser will notify Seller of such determination and reasonably cooperate with Seller to seek to avoid such withholding requirement to the maximum extent permitted by law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the disclosures set forth in the disclosure letter delivered by Seller to Purchaser concurrently with the parties' execution of this Agreement (the "Seller Disclosure Letter"), Seller represents and warrants to Purchaser as follows:

2.1 Organization, Standing and Power; No Subsidiaries.  Seller is a corporation duly incorporated and organized, and is validly existing and in good standing under the laws of the State of Delaware.  Seller has the requisite corporate power and authority to enter into and perform this Agreement and the Seller Ancillary Agreements, to own, operate or lease its properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted.  Schedule 2.1 of the Seller Disclosure Letter sets forth each jurisdiction in which Seller is licensed or qualified to do business, Seller is duly licensed or qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing, qualification or authorization necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  Seller does not have any Subsidiaries or otherwise own any equity or ownership interest, whether direct or indirect, in, or loans to, any other Person.

2.2 Authority; Noncontravention.

(a) Seller has all requisite corporate power and authority to enter into this Agreement and the Seller Ancillary Agreements, to carry out its obligations hereunder and thereunder, and to consummate the Transactions and such other transactions contemplated by the Seller Ancillary Agreements.  The execution and delivery of this Agreement and the Seller Ancillary Agreements and the consummation of the Transactions and such other transactions contemplated by the Seller Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Seller.  The Seller Board, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote of the directors not affiliated with Purchaser, has (i) approved and adopted this Agreement and the Seller Ancillary Agreements, and approved the Transactions and (ii) determined that this Agreement and the Seller Ancillary Agreements and the terms and conditions of this Agreement and the Seller Ancillary Agreements and the Transactions and such other transactions contemplated by the Seller Ancillary Agreements are advisable to and in the best interests of Seller and the Seller Stockholders.  This Agreement has been duly executed and delivered by Seller.  As of the Closing, Seller Stockholders holding the Requisite Stockholder Approval have approved and adopted this Agreement, the Seller Ancillary Agreements and the Transactions.  This Agreement and the Seller Ancillary Agreements constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (collectively, the "Enforceability Exceptions").

(b) Except as set forth on Schedule 2.2(b) of the Seller Disclosure Letter, the execution, delivery and performance by Seller of this Agreement and the Seller Ancillary Agreements do not, and the consummation of the Transactions and such other transactions contemplated by the Seller Ancillary Agreements do not and will not, (i) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the certificate of incorporation, bylaws or other organizational documents of Seller, in each case as may have been amended to date, (B) any Material Contract or Permit to which Seller is a party or by which Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assumed Contract) or (C) any Legal Requirements applicable to Seller, the Business or any of the Purchased Assets.

(c) Except as set forth on Schedule 2.2(c) of the Seller Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity (each, a "Consent") is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the Seller Ancillary Agreements, the consummation of the Transactions, or the consummation of such other transactions contemplated by the Seller Ancillary Agreements.

2.3 Capital Structure.  The authorized capital stock of Seller consists solely of (a) 50,000,000 shares of Seller Common Stock, of which 5,695,934 shares are issued and outstanding as of the Agreement Date, and (b) 1,000,000 shares of Seller Preferred Stock, of which 999,925 shares are issued and outstanding as of the Agreement Date.  Under the Seller Benefit Plans, (i) 135,000 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) 558,500 options to purchase shares of Seller Common Stock have been granted, and (iii) 423,500 shares of Seller Common Stock remain available for future issuance to officers, director, employees and consultants of Seller as of the Agreement Date.  There are Seller Warrants outstanding exercisable for 1,421,618 shares of Seller Common Stock. Other than as set forth in Schedule 2.3 of the Seller Disclosure Letter, Seller does not have any outstanding any equity or other securities or Seller Debt convertible, exercisable or exchangeable for any equity securities, nor will it have outstanding any warrants, rights or options to subscribe for or to purchase any equity securities convertible into, exercisable for or exchangeable for any equity securities.  Other than as set forth in Schedule 2.3 of the Seller Disclosure Letter, Seller does not hold or beneficially own any direct or indirect interest in any Person, or any subscriptions, options, warrants, rights, calls, convertible securities or other agreements or commitments for any interest in any Person.

2.4 Seller Financial Information.

(a) Seller has made available to Purchaser complete copies of its unaudited balance sheet as of January 31, 2020 (such balance sheet, the "Seller Balance Sheet" and such date, the "Seller Balance Sheet Date") and its unaudited balance sheet, for the fiscal years ending July 31, 2018 and July 31, 2019 (collectively, including the Seller Balance Sheet, the "Seller Financial Statements"), which are included as Schedule 2.4(a) of the Seller Disclosure Letter.  The Seller Financial Statements (i) were prepared in accordance with the books and records of Seller and (ii) fairly and accurately present the consolidated financial condition of Seller at the dates therein indicated and the consolidated results of operations of Seller for the periods therein specified.  The Seller Balance Sheet was prepared on a basis consistent with and utilizing the same principles, practices and policies as those used in preparing Seller's unaudited balance sheet as of July 31, 2019.

(b) Schedule 2.4(b) of the Seller Disclosure Letter accurately lists each item of Seller Debt outstanding as of the Agreement Date.

2.5 Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity ("Action") pending, or, to Seller's knowledge, threatened, against Seller or any of its directors or officers (in their capacities as such or relating to their services or relationship with Seller), before any Governmental Entity.  Seller is not a party or subject to the provisions of any Order, and there are no outstanding Orders or unsatisfied judgments, penalties or awards against or relating to or affecting the Business.  There is no Action by Seller pending or which Seller intends to initiate that relates to or affects the Business, the Purchased Assets, or the Assumed Liabilities.  To Seller's knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

2.6 Title to and Sufficiency of Assets.

(a) Seller has good and valid title to, or valid leasehold interests in, all of the Purchased Assets, and is transferring to Purchaser, pursuant to the Transactions, all of its right, title and interest in such Purchased Assets (including leasehold interests), free and clear of any Encumbrances, other than Permitted Encumbrances.  There are no buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets.  The Purchased Assets and the Excluded Assets are, as of the Agreement Date, all of the assets used by Seller in the Business as currently conducted.  None of the Excluded Assets are material to the Business.

(b) Seller does not own or hold a leasehold interest in any real property.

2.7 Compliance with Law and Documents; Permits; Regulatory Matters.

(a) FDA and Regulatory Matters.  Seller is in compliance, in all material respects, with all applicable statutes, laws, rules, regulations, and guidance administered or issued by FDA or other Regulatory Authorities with jurisdiction over Seller's activities and products, including, but not limited to the Federal Food, Drug, and Cosmetic Act, and all other statutes, laws, rules and regulations regarding storage, handling, testing and clinical trials, manufacturing, packaging, labeling, marketing, distributing, advertising and promoting the products, recalls and product withdrawals, and complaint handling or adverse event reporting; in each case, to the extent applicable to Seller and its activities.

(b) General Legal Compliance.  Seller is not in violation or default of any provisions of its certificate of incorporation, bylaws, or other organizational documents, in each case as amended to date, and Seller is in compliance with all applicable Legal Requirements, except where the failure to be in compliance would not have a Material Adverse Effect.  Seller has not received any written notice of any violation of any such Legal Requirement which cannot be remedied prior to the Closing.

(c) Permits.  Seller has obtained all franchises, permits, licenses, approvals, authorizations, registrations, certificates, and variances required by FDA or any other Governmental Entity ("Permits") necessary for Seller to conduct the Business as now being conducted or for the ownership or use of the Purchased Assets.  Seller has not received any written notice of proceedings relating to the suspension, modification, revocation or cancellation of any such Permits.  Seller has made available all such Permits to Purchaser.

(d) Actions and Investigations. Since January 1, 2015, Seller has not received any written notice, warning, administrative proceeding order, complaint, or other written communication of any actual or threatened enforcement Action, adverse inspectional finding, or investigation by any Regulatory Authority or other Governmental Entity that Seller has violated any applicable Legal Requirements, including any FDA Form 483, warning letter or untitled letter, in each case, that have not been complied with or closed to the satisfaction of the relevant Regulatory Authority or other Governmental Entity.  To the knowledge of Seller, neither the FDA nor any other Governmental Entity is considering such action nor do circumstances exist that would reasonably be expected to lead to any such action. Seller is not a party to, and Seller does not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity.

(e) No Debarment or Exclusion.  Neither Seller, nor any of its employees, officers or directors has been, is, or is in anticipation of being (based on a conviction by the courts or a finding of fault by a regulatory authority): (a) debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 335a); (b) disqualified from participating in clinical trials pursuant to 21 C.F.R. §312.70; (c) disqualified as a testing facility under 21 C.F.R. Part 58, Subpart K; (d) excluded, debarred or suspended from or otherwise ineligible to participate in a "Federal Health Care Program" as defined in 42 U.S.C. 1320a-7b, or any other governmental payment, procurement or non-procurement program; or (e) included on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration's List of Parties Excluded from Federal Programs, or the FDA Debarment List.

(f) Preclinical and Clinical Tests. All clinical, pre-clinical, and other studies and tests sponsored or conducted by or on behalf of Seller with respect to the Seller Antiviral Products have been and, if still pending, are being conducted in compliance in all material respects with all applicable Legal Requirements, including, the Federal Food, Drug, and Cosmetic Act and 21 C.F.R. Parts 50, 54, 56, 58, and 312.  No clinical or preclinical trial, study, or test conducted by or on behalf of Seller has been terminated, suspended, or materially modified for safety or non-compliance reasons by FDA, an Institutional Review Board ("IRB"), or comparable authority.  No investigational new drug (IND) application or New Drug Application (NDA) filed by or on behalf of Seller with the FDA or other Regulatory Authority with respect to any Seller Antiviral Product has been terminated or suspended by the FDA or such Regulatory Authority, and neither the FDA nor any applicable Regulatory Authority has commenced, or, to the knowledge of Seller, threatened in writing to initiate, any Action to place a clinical hold order on, or otherwise terminate, delay or suspend, any ongoing clinical investigation being conducted by or on behalf of Seller with respect to the Seller Antiviral Products.

(g) Records and Reports. To the knowledge of Seller, all reports, documents, forms, claims, applications, records submissions, supplements, amendments, and notices required to be filed with, maintained for or furnished to the FDA or any other Governmental Entity with respect to the Seller Antiviral Products by Seller, have been so filed, maintained or furnished by Seller.  Neither Seller nor any of its officers, employees, or to Seller's knowledge, any of its contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to FDA or any similar Governmental Entity.  Seller has not committed any act, made any statement or failed to make any statement, in each case in respect of the Business or the Seller Antiviral Products, that (in any such case) violates the "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy, as stated at 56 Fed. Reg. 46191 (September 10, 1991) ("Fraud Policy"). To the knowledge of Seller, Seller is not the subject of any pending or threatened investigation by the FDA pursuant to its Fraud Policy.  To knowledge of Seller, the descriptions of, protocols for, and data and other results of, the studies, tests, development and trials conducted by or on behalf of Seller with respect to Seller Antiviral Products that have been furnished or made available to Purchaser are accurate and complete in all material respects.

2.8 Taxes.

(a) Seller has properly completed and timely filed all income and other material Tax Returns required to be filed by it prior to the Closing Date and such Tax Returns are true, accurate and complete in all material respects.  Seller has timely paid all Taxes required to be paid by it for which payment is or was due.

(b) There is (i) no claim or assessment for Taxes being asserted against Seller that has resulted or may result in an Encumbrance against the Purchased Assets, (ii) no audit or pending audit of, or Tax controversy associated with, any Tax Return of Seller currently being conducted by a Tax Authority, (iii) no agreement to any extension of time for filing any Tax Return which has not been filed (other than routine extensions available by statute) and (iv) no currently effective waiver of the statute of limitations with respect to any Taxes or Tax Return.

(c) There are no liens or other Encumbrance for Taxes upon the Purchased Assets or any lien or other Encumbrance for Taxes (other than Permitted Encumbrances) on any of the other assets or properties of Seller.

(d) Seller is complying, and has complied, with all Legal Requirements relating to the withholding, collection and payment of Taxes and has duly and timely collected or withheld and paid over to the appropriate Tax Authorities all amounts required to be so collected or withheld and paid over under all Legal Requirements.

(e) None of the assets held by Seller constitute a "United States real property interest" within the meaning of Section 897(c) of the Code.

(f) No written claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by such jurisdiction.

(g) No power of attorney with respect to any Tax matter is currently in force with respect to the Purchased Assets that would, in any manner, bind, obligate or restrict Purchaser.

(h) Seller is not a party to or bound by any Tax sharing, Tax indemnity or Tax allocation contract or other similar arrangement with any Person.

(i) Seller is not and has never been a party to any "reportable transaction," as defined in Treasury Regulation Section 1.6011-4(b).

(j) The Purchased Assets represent at least ninety (90) percent of the fair market value of the net assets and at least seventy (70) percent of the fair market value of the gross assets held by Seller immediately prior to the Closing.

(k) Unaccredited Securityholders own less than fifty (50) percent of the issued and outstanding shares of Seller Capital Stock.

2.9 Intellectual Property.

(a) Seller owns or otherwise possesses all right, title, and interest in and to the Seller Registered Intellectual Property Rights  Seller owns or possesses the right to use the Know-How and Materials, as necessary for the manufacture, use, or sale, of the Seller Antiviral Products for the Business.  Seller owns each item of Seller-Owned IP Rights free and clear of any Encumbrances (other than Permitted Encumbrances).  Seller has a right to use all other Seller IP Rights that are Third Party Intellectual Property Rights licensed to Seller from a third party pursuant to a valid, enforceable written license agreement.  The Purchased Intellectual Property and the Third Party Intellectual Property Rights licensed by Seller from third parties constitute all Intellectual Property Rights Used in or otherwise necessary for the operation of the Business as of the Agreement Date.

(b) Schedule 2.9(b) of the Seller Disclosure Letter sets forth a complete and accurate list of all Seller Registered Intellectual Property Rights, including, as applicable, the application and registration number and the jurisdiction.  The entire right, title and interest in and to the Seller Registered Intellectual Property Rights is solely and exclusively owned by Seller and all are subsisting and recorded (or applied for) in the name of Seller, and to Seller's knowledge, valid and enforceable (or in the case of applications applied for).  All registration, maintenance and renewal fees currently due in connection with any Seller Registered Intellectual Property Rights have been paid and all documents, recordations and certificates in connection with such Seller Registered Intellectual Property Rights currently required to be filed have been filed with the relevant Governmental Entities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Seller Registered Intellectual Property Rights and recording Seller's ownership interests therein.  Seller has delivered to Purchaser's counsel evidence of Seller's ownership rights of all Seller Registered Intellectual Property.

(c) All information to the knowledge of Seller relating to the subject matter of the claims of the Seller Registered Intellectual Property Rights has been disclosed to the United States Patent and Trademark Office ("USPTO") to the extent required by 37 C.F.R. § 1.56 or any applicable patent office in any other jurisdiction to the extent required by the applicable rules and regulations in such jurisdiction.  All material information submitted to the USPTO and any applicable patent office in any other jurisdiction in connection with the Seller Registered Intellectual Property Rights, and in connection with the prosecution thereof, was accurate in all material respects at the time it was submitted.  Seller, with respect to any of the Seller Registered Intellectual Property Rights, has not made any material misrepresentation or concealed any material information from the USPTO in violation of 37 C.F.R. Section § 1.56 or from any applicable patent office in any other jurisdiction in violation of the applicable rules and regulations in such jurisdiction.

(d) Seller is not, nor will be as a result of the execution and delivery or effectiveness of this Agreement or the Seller Ancillary Agreements or the performance of Seller's obligations hereunder or thereunder, in breach of any Contract governing any Seller IP Rights included in the Assumed Contracts (the "Seller IP Rights Agreements") and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Seller IP Rights Agreements, or give any non-Seller party to any Seller IP Rights Agreement the right to do any of the foregoing.

(e) Each Person who is or was an employee, consultant, agent or contractor of Seller ("Personnel") or who is or was involved or who has contributed to, or conceived of, in the creation or development of any material Seller-Owned IP Rights has signed, and delivered, to Seller a valid written agreement (containing no exceptions to or exclusions from the scope of its coverage except to the extent required by applicable law) that protects proprietary information and contains a present, affirmative assignment and undertaking to assign such Intellectual Property Rights to Seller free of any lien, or have validly waived or otherwise conveyed the benefit of any rights therein to Seller (to the extent such Intellectual Property Rights did not otherwise vest with Seller automatically by operation of law), powers of attorney to or further assurances obligations in favor of Seller, and declarations.  In addition, all of Seller's Personnel have, to the extent legally possible, each of them waived all of his, her or its moral rights with respect to such Seller-Owned IP Rights.

(f) To Seller's knowledge, there is no infringement or misappropriation of any Seller-Owned IP Rights by any third party, including any current or former employee or contractor of Seller.  Seller is not party any action, suit or proceeding against any third party for infringement or misappropriation of any Intellectual Property Rights or breach of any Seller IP Rights Agreement.

(g) The operation of the Business by Seller, including the development, manufacturing, marketing, licensing, sale, offering for sale, distribution, and/or use of any Seller Anitviral Products, as currently manufactured, licensed, sold or under development by Seller, has not and does not infringe or misappropriate any Third Party Intellectual Property Rights, which infringement or misappropriation would have a Material Adverse Effect.  In addition, Seller does not have any knowledge of any violation, infringement or misappropriation by Seller and/or any current Personnel of any Third Party Intellectual Property Right.  Seller has not received any written communication and, to the knowledge of Seller, there is no material claim, action or proceeding that has been brought or threatened against Seller that (i) alleges infringement, misappropriation or other violation of Third Party Intellectual Property Right or (ii) includes an offer to license or grant any other rights or immunities under any Third Party Intellectual Property Right (other than sales calls from third parties in the ordinary course of business) or (iii) alleges that any patent or patent application included in the Seller Registered Intellectual Property Rights names incorrect inventors or that any third party should be named as an inventor thereon; and Seller does not have any knowledge of any facts or circumstances which might give rise to any of the foregoing.

(h) To Seller's knowledge, no claim, action, suit or proceeding (including any interference, reexamination, derivation, inter partes review, post grant review, opposition or other judicial or administrative proceeding) pertaining to the inventorship, ownership, patentability, validity, enforceability or scope of any of the Seller Registered Intellectual Property Rights has been made, alleged, threatened or declared.

(i) Seller has properly maintained all Seller Registered Intellectual Property Rights and all Seller Registered Intellectual Property Rights is in compliance with all legal requirements relating to it, including filings, payments and other actions necessary to maintain all such Seller Registered Intellectual Property Rights in accordance with applicable laws, and Seller has not done or omitted to do anything whereby the Seller Registered Intellectual Property Rights or any part thereof may be revoked, invalidated or rendered unenforceable whereby the prospects of such registration of such rights may be prejudiced.

(j) No funding, facilities or personnel of any Governmental Entity were used to develop, manufacture, formulate, or create, in whole or in part, any Materials, or Seller-Owned IP Rights that would lead to such Governmental Entity claiming ownership or other interest in or option to such Materials or Seller-Owned IP Rights.

(k) Seller has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential, proprietary or non-public information included in the Purchased Assets ("Confidential Information").  All use, disclosure or appropriation of Confidential Information owned by Seller by or to a third party has been pursuant to the terms of a written Contract between Seller and such third party that includes language protecting the confidentiality of such Confidential Information.

(l) Since January 1, 2016, Seller has complied with all applicable Privacy Laws, except for such non-compliance as has not had, and would not have, a Material Adverse Effect.  To Seller's knowledge, since January 1, 2016, no claims have been asserted or threatened in writing against Seller by any Person alleging a violation of Privacy.  For purposes of this Section 2.9(l), "Privacy Laws" mean Legal Requirements relating to privacy, security and/or collection, use or other processing of the Transferred Data that constitutes Personal Data of any individual (including clinical trial participants).

(m) Seller is in compliance in all material respects with all Privacy Laws, including, to the extent applicable, the EU General Data Protection Regulation 2016/679 (the "GDPR").  Seller has not received any fine or complaint from any data protection authority or other Governmental Entity, relating to any alleged violation of the GDPR or other similar Privacy Laws, and, to Seller's knowledge, no Event has occurred and no circumstance exists that would reasonably be expected to result in any such fine or complaint.  To Seller's knowledge, there has been no unauthorized: (i) loss or theft of data or security breach relating to Personal Data of Seller; or (ii) unintended or improper disclosure of or access to any Personal Data in the custody of Seller. The transactions contemplated hereby will not violate any third-party privacy policy or terms of use relating to the use, dissemination, or transfer or any Transferred Data that constitutes Personal Data.

(n) Seller owns or has valid right to access and use all information technology systems (including computer systems, networks, hardware, databases, and equipment) used in the Business (the "Seller IT Systems").  Since January 1, 2017, there has been no failure of any IT Systems that has caused any material disruption to the Business.

2.10 Material Contracts.  (a) Schedules 2.10(i) through (xiii) of the Seller Disclosure Letter set forth a true and correct list of each of the following Contracts to which Seller is a party as of the Agreement Date ("Material Contracts"):

(i) any Contract providing for payments by or to Seller in the twelve-month period ending on the Agreement Date in an aggregate amount of $100,000 or more;

(ii) (i) any joint venture Contract, (ii) any Contract that involves a sharing of revenues or profits with other Persons or (iii) any Contract that involves the payment of royalties to any other Person;

(iii) any Contract pursuant to which Seller is subject to (A) any covenant limiting the freedom of Seller to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, or (C) any exclusivity provision;

(iv) other than "shrink wrap" and similar generally available commercial end-user licenses to software that have an individual annual cost of $50,000 or less, any Intellectual Property Rights licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, any confidentiality agreements, clinical trial agreements, sponsored research agreements and material transfer agreements entered into in the ordinary course of business, all licenses, sublicenses and other Contracts to which Seller is a party and pursuant to which Seller acquired or is authorized to use any material Third Party Intellectual Property Rights;

(v) any license, sublicense or other Contract to which Seller is a party and pursuant to which any Person is authorized to use any Seller-Owned IP Rights (other than (i) by employees and contractors for the sole purpose of fulfilling their job functions or providing services for Seller's benefit, (ii) any confidential information provided under confidentiality agreements and (iii) any non-exclusive licenses to Seller-Owned IP Rights granted by Seller in the ordinary course of its business, including to academic collaborators, suppliers or service providers (including contract manufacturers) for the purpose of enabling such academic collaborator, supplier or service providers to provide services for Seller's benefit);

(vi) any Contract to license or authorize, or with any third party, to manufacture, develop, formulate, and/or test any of the Seller Antiviral Products or Materials, or granting to any third party a "Right of Reference", as that term is defined in 21 C.F.R. § 314.3(b) (or its foreign equivalent) to the Regulatory Information and Documents with respect to the Seller Antiviral Products;

(vii) any Contract with respect to the settlement of any litigation, proceeding or claim, to which Seller is a party;

(viii) any Contract pursuant to which Seller is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving annual payments of $100,000 or more;

(ix) any Contract with any Governmental Entity;

(x) any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Asset Purchase or other Transactions, either alone or in combination with any other event;

(xi) any power of attorney with respect to the Business or any Purchased Asset;

(xii) any Contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); and

(xiii) all other Contracts that are material to the Purchased Assets or the operation of the Business and not previously disclosed pursuant to this Section 2.10.

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract.  No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.  Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Purchaser.  There are no material disputes pending or threatened in writing under any Contract included in the Purchased Assets.

2.11 Employee Matters; Seller Benefit Plans.

(a) Schedule 2.12 of the Seller Disclosure Letter sets forth a true and complete list of each Seller Benefit Plan. Seller has delivered to Purchaser true, correct and complete copies of each Seller Benefit Plan and related plan documents.  Each Seller Benefit Plan is now and always has been operated in all material respects in accordance with its terms and is current with the requirements of all applicable Legal Requirements, including ERISA and the Code.

(b)  Seller is not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security, employment insurance, workplace safety and insurance, employment standards or other benefits or obligations (other than routine payments to be made in the ordinary course of business and consistent with its past practice).  There are no pending claims against Seller under any workers compensation plan or policy or for long term disability to any employee or other service provider of Seller.  Seller does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder who provided services to Seller.  There are no controversies pending or, to the knowledge of Seller, threatened, between Seller and any of its employees or other service providers that have or would reasonably be expected to result in a Legal Proceeding before any Governmental Entity.

(c) Neither Seller nor any ERISA Affiliates currently maintains nor has ever maintained a "multiemployer plan" within the meaning of Section 3(7) of ERISA or an employee benefit plan subject to Title IV of ERISA.  Neither Seller nor any ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.  Neither Seller nor any ERISA Affiliates currently maintains nor has either ever maintained any plan intended to constitute a qualified plan within Code Sections 401(a) and (k) and a related trust under Code Section 501(a) or that is subject to Title IV of ERISA or Section 412 of the Code.

(d) Except as expressly provided in this Agreement, none of the execution and delivery of this Agreement, the consummation of the Asset Purchase or any other Transactions, individually or together with the occurrence of some other event, (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Person, (ii)  increase or otherwise enhance any benefits otherwise payable by Seller, (iii) result in the acceleration of the time of payment or vesting of any such benefits, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by Seller to any Person. There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of Seller or any ERISA Affiliate to which Seller is a party or by which Seller is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will or could reasonable be expect to, as a result of the Transactions (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be characterized as a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

(e) Schedule 2.11(e) of the Seller Disclosure Letter contains a complete and accurate list of the following information for each employee, independent contractor or consultant of Seller as of the Agreement Date, including each such Person on leave of absence or layoff status: (i) name; (ii) title or position; (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such Person as of the Agreement Date.  Except as set forth on Schedule 2.11(e) of the Seller Disclosure Letter, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Business for services performed on or prior the Agreement Date and the Closing Date have been paid, and for services performed on or prior in full and there are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions, bonuses, severance pay or fees, and Seller is not liable for any Taxes or any penalty or other sums for failure to comply with applicable Legal Requirements.

(f) Seller does not have any employees nor does it have any Liability under or with respect to any employee benefit plan, pension plan or post-retirement benefit plan, other than Seller Benefit Plans set forth on Schedule 2.12.

(g) Seller is not and has not been for the past five (5) years a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, "Union"), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of Seller, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining.  There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting Seller or any employees of the Business.  Seller has no duty to bargain with any Union.

(h) With respect to each Contract by and between Seller and any Governmental Entity (each, a "Government Contract"), Seller is and has been in compliance with Executive Order No. 11246 of 1965 ("E.O. 11246"), Section 503 of the Rehabilitation Act of 1973 ("Section 503") and the Vietnam Era Veterans' Readjustment Assistance Act of 1974 ("VEVRAA"), including all implementing regulations. Seller maintains and complies with affirmative action plans in compliance with E.O. 11246, Section 503 and VEVRAA, including all implementing regulations.  Seller is not, and has not been for the five (5) years, the subject of any audit, investigation or enforcement action by any Governmental Entity in connection with any Government Contract or related compliance with E.O. 11246, Section 503 or VEVRAA. Seller has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor.  Seller is in compliance with and has complied with all immigration laws, including any applicable mandatory E-Verify obligations.

2.12 Interested Party Transactions.  Other than as set forth in Schedule 2.12 the Seller Disclosure Letter, none of the officers, directors or employees of Seller has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any Person that competes with, or does business with, or has any contractual arrangement with, Seller (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded).  No officer, director or employee is a party to or otherwise directly or indirectly interested in, any Material Contract to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected, except for normal compensation for services as an officer, director or employee thereof.

2.13 No Brokers.  No investment banker, broker, finder, financial advisor or other similar Person is entitled to any brokerage, finder's fees, agents' commission or other similar charges in connection with the origin, negotiation or execution of this Agreement, the Seller Ancillary Agreements or in connection with the Asset Purchase, the Transactions, or such other transactions contemplated by the Seller Ancillary Agreements based on arrangements made by or on behalf of Seller.  Purchaser and its Affiliates will not incur any liability, either directly or indirectly, for any such brokerage, finder's fees, agents' commission or other similar charges as a result of this Agreement, Seller Ancillary Agreements, the Asset Purchase, the Transactions or such other transactions contemplated by the Seller Ancillary Agreements, or for any act or omission of Seller, any of its Affiliates or any of their respective directors, officers, employees, stockholders or agents.

2.14 Absence of Certain Changes, Events and Conditions..  Since the Seller Balance Sheet Date, except as set forth on Schedule 2.14 of the Seller Disclosure Letter: (a) Seller has conducted the Business in all material respects in the ordinary course of business consistent with past practice; (b) there has been no Material Adverse Effect; and (c) Seller has not taken any action (or committed to take any action) which, if taken after the Agreement Date, would require Purchaser's consent in accordance with Section 4.1.

2.15 No Other Representations and Warranties.  Seller acknowledges and agrees that none of Purchaser or any of its Representatives has made or makes any other express or implied representation or warranty, whether written or oral, on behalf of Purchaser, including any representation or warranty as to the accuracy or completeness of any information regarding Purchaser furnished or made available to Seller and its Representatives, other than the representations and warranties expressly set forth in ARTICLE III, and Seller has not relied on any representation, warranty or other statement relating to Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows:

3.1 Organization, Standing and Power.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Nevada.  Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and the Purchaser Ancillary Agreements.

3.2 Authority; Noncontravention.

(a) Purchaser has all requisite corporate power and authority to enter into this Agreement and the Purchaser Ancillary Agreements and to consummate the Transactions.  The execution and delivery of this Agreement and the Purchaser Ancillary Agreements and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Purchaser.  The board of directors of Purchaser, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote of the directors not affiliated with Seller, has (i) approved and adopted this Agreement and the Purchaser Ancillary Agreements, and approved the Transactions and (ii) determined that this Agreement and the Purchaser Ancillary Agreements and the terms and conditions of this Agreement and the Purchaser Ancillary Agreements and the Transactions are advisable to and in the best interests of Purchaser and its stockholders.  This Agreement has been duly executed and delivered by Purchaser.  This Agreement and the Purchaser Ancillary Agreements constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject only to the effect, if any, of the Enforceability Exceptions.

(b) The execution and delivery by Purchaser of this Agreement and the Purchaser Ancillary Agreements do not, and the consummation of the Transactions will not conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the certificate of incorporation or bylaws of Purchaser, in each case as may have been amended to date, (B) any Contract or (C) any Legal Requirements applicable to Purchaser.

3.3 Governmental Consents.  No Consent is required on the part of Purchaser in order to enable Purchaser to execute, deliver and perform its obligations under this Agreement and any Purchaser Ancillary Agreements, except for such qualifications or filings under applicable securities laws as may be required in connection with the Transactions.  All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.4 Capitalization.

(a)  The authorized capital stock of Purchaser, as of the Agreement Date, consists of (i) 145,833,334 shares of Purchaser Common Stock, 18,361,050 of which are issued and outstanding, and (ii) zero authorized shares of Purchaser Preferred Stock.  As of immediately prior to the Closing, no shares of Purchaser Preferred Stock shall have been authorized.

(b)  Under Purchaser's equity incentive plans, as of the Agreement Date, (i) 51,985 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (i) 2,991,515 options to purchase shares of Purchaser Common Stock have been granted, and (ii) 1,710,562 shares of Purchaser Common Stock remain available for future issuance to officers, director, employees and consultants of Purchaser.

3.5 Valid Issuance of Shares.  All shares of Purchaser Common Stock to be issued to Seller will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued and non-assessable and issued in compliance with applicable securities laws.

3.6 Financing.  At the Closing, Purchaser will have sufficient funds to permit Purchaser to consummate the Transactions.

3.7 Purchaser SEC Reports and Filings; Financial Statements3.8 .

(a) All statements, reports, schedules, forms and other documents required to have been filed by Purchaser with the SEC (the "Purchaser SEC Documents") since January 1, 2017 have been so filed on a timely basis.  A true and complete copy of each Purchaser SEC Document is available on the web site maintained by the SEC at http://www.sec.gov, other than portions in respect of which confidential treatment was granted by the SEC.  As of their respective filing dates (or, if amended or superseded by a filing prior to the Agreement Date, then on the date of such later filing): (i) each of the Purchaser SEC Documents has complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected (A) in the case of the Purchaser SEC Documents filed on or prior to the Agreement Date that were amended or superseded on or prior to the Agreement Date, by the filing of the applicable amending or superseding Purchaser SEC Document, and (ii) in the case of the Purchaser SEC Documents filed after the Agreement Date that are amended or superseded prior to the Closing, by the filing of the applicable amending or superseding Purchaser SEC Document.

(b) The financial statements of Purchaser included in the Purchaser SEC Documents  complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

3.8 No Brokers.  No investment banker, broker, finder, financial advisor or other similar Person is entitled to any brokerage, finder's fees, agents' commission or other similar charges in connection with the origin, negotiation or execution of this Agreement, the Purchaser Ancillary Agreements or in connection with the Asset Purchase, the Transactions, or such other transactions contemplated by the Purchaser Ancillary Agreements based on arrangements made by or on behalf of Purchaser.  Seller and its Affiliates will not incur any liability, either directly or indirectly, for any such brokerage, finder's fees, agents' commission or other similar charges as a result of this Agreement, Purchaser Ancillary Agreements, the Asset Purchase, the Transactions or such other transactions contemplated by the Purchaser Ancillary Agreements, or for any act or omission of Purchaser, any of its Affiliates or any of their respective directors, officers, employees, stockholders or agents.

3.9 Litigation.  Purchaser is not a party or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Purchaser to consummate the Asset Purchase or any of the Transactions.

3.10 No Vote Required.  No approvals of the holders of capital stock of Purchaser or other equity interests of Purchaser or any of its Affiliates are necessary to adopt this Agreement and approve the Transactions.

3.11 No Other Representations and Warranties.  Purchaser acknowledges and agrees that none of Seller or any of its Representatives has made or makes any other express or implied representation or warranty, whether written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding Seller furnished or made available to Purchaser and its Representatives, other than the representations and warranties expressly set forth in ARTICLE II (as modified by the Seller Disclosure Letter), and Purchaser has not relied on any representation, warranty or other statement relating to Seller.

ARTICLE IV
CONDUCT PRIOR TO THE CLOSING

4.1 Conduct of Business.  During the time period from the Agreement Date until the earlier to occur of the Closing and the termination of this Agreement in accordance with the provisions of ARTICLE VII, Seller covenants and agrees to substantially operate the Business in the ordinary course of business consistent with past practice in compliance with Legal Requirements and that, except as expressly contemplated by this Agreement, Seller will not, without Purchaser's prior written consent (it being hereby agreed by Purchaser that following an e-mail request from Seller to Purchaser for consent to any matter under this Section 4.1 (which shall not be unreasonably withheld), (i) consent via e-mail from Purchaser to Seller or (y) failure by Purchaser to respond to such request within two (2) Business Days shall be deemed written consent for purposes of this Section 4.1):

(a) grant or knowingly permit any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets;

(b) enter into a Contract that would have been a Material Contract if it were in force as of the Agreement Date;

(c) sell, transfer, grant, assign, convey, lease, license, abandon, let lapse or otherwise dispose of (including by way of a distribution to any of its equity holders or creditors) any of the Purchased Assets and any right, title, interest, and/or obligations therein (but not including non-exclusive licenses to Seller-Owned IP to suppliers or service providers of Purchaser or Seller for the purpose of enabling such suppliers or service providers to provide services in connection with the Collaboration Project);

(d) abandon or allow the lapse of or fail to maintain in full force and effect any Seller Registered Intellectual Property Rights;

(e) damage, destroy or lose of any Purchased Assets in any material respect, whether or not covered by insurance;

(f) accelerate, terminate, materially modify to or cancel of any Assumed Contract or Permit;

(g) make any material capital expenditure which would constitute an Assumed Liability;

(h) give any loan to (or forgiveness of any loan to), or enter into any other transaction with, any current or former directors, officers or employees of the Business;

(i) adopt of any plan of merger, consolidation, reorganization, liquidation or dissolution or file a petition in bankruptcy under any provisions of federal or state bankruptcy Legal Requirement or consent to the filing of any bankruptcy petition against it under any similar Legal Requirement;

(j) purchase, lease or other acquire of the right to own, use or lease any property or assets in connection with the Business, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(k) incur, assume or guarantee any indebtedness for borrowed money;

(l) transfer, assign, sell or otherwise dispose of any of the Purchased Assets;

(m) amend, terminate, modify or cancel any provision of, or waive any rights under or otherwise alter or change any of the terms or provisions of any Assumed Contract;

(n) take any action that is intended or that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Transactions;

(o) (i) other than in connection with the conversion of any Convertible Notes, issue, sell, redeem or acquire any Seller Capital Stock or other Equity Interest in Seller (including by way of stock split or otherwise); or (ii) issue, sell or grant any option, warrant, convertible or exchangeable security, right, "phantom" partnership (or other ownership) interest (or similar "phantom" security), restricted partnership (or other ownership) interest, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any of Seller Capital Stock or any other Equity Interests of Seller; or

(p) take, or agree in writing or otherwise to take, any of the foregoing actions or commit to do any of the foregoing.

4.2 No Other Negotiations.

(a) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to ARTICLE VII, Seller will not, and Seller will use its reasonable best efforts to cause its Representatives not to, with respect to the Purchased Assets, (i) solicit, initiate, seek, facilitate or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal or (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal.  Seller will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal.  "Acquisition Proposal" shall mean any agreement, offer, proposal or bona fide indication of interest, regardless of form or medium, (other than this Agreement and agreements contemplated by this Agreement or any other offer, proposal or indication of interest by Purchaser), relating to, or involving (x) any acquisition or purchase from Seller, by any Person of all or any of the Purchased Assets or (y) any acquisition or purchase from Seller or any Stockholder of any shares of any capital stock of Seller or any other equity interest (or any security or instrument, including debt securities or other evidence of indebtedness, convertible or exchangeable into equity interests) of Seller, whether pursuant to a stock purchase, merger or similar transaction.

(b) Seller shall promptly notify Purchaser after receipt by Seller of (i) any Acquisition Proposal, (ii) any notice that any Person is considering making an Acquisition Proposal or (iii) any request for nonpublic information relating to the Purchased Assets or for access to any of the properties, books or records of Seller relating to the Purchased Assets by any Person or Persons other than Purchaser.  Seller shall keep Purchaser reasonably informed of the status of any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto.

4.3 Collaboration.  From the Agreement Date until the earlier of (i) the Closing or (ii) the termination of this Agreement pursuant to ARTICLE VII, each of Seller and Purchaser intend to collaborate with the other to further develop Seller's anti-viral and RNAase compositions and methods in combination with Purchaser's bioxome technology (the "Collaboration Project").  Commencing on the Agreement Date, the parties shall negotiate in good faith to develop a written work plan with respect to the Collaboration Project setting forth the tasks to be performed, the responsible party, a budget estimate and target schedule for completion of such tasks (the "Project Plan").  Seller will ensure that each of its employees, consultants,  and contractors involved with the Collaboration Project will have entered into a prior written agreement with Seller whereby all ownership rights in any Collaboration Project Results made or developed by the applicable employee, consultants,  or contractor in the course of the Collaboration Project, and all Collaboration Project Intellectual Property therein, will be duly vested in Seller and which agreement shall contain a power of attorney in favor of Seller, its successors and assigns with respect thereto.  The Project Plan will terminate upon the earlier of (i) the Closing or (ii) the termination of this Agreement pursuant to ARTICLE VII.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1 Stockholder Approval.  No later than forty-eight (48) hours following the execution and delivery of this Agreement, Seller shall deliver to Purchaser (i) a true, correct and complete copy of a written consent of the Seller Stockholders evidencing the approval of the Transactions and the adoption of this Agreement and the Seller Ancillary Agreements, in each case, as provided by Delaware Law, signed by Seller Stockholders holding (a) no less than a majority of the outstanding shares of Seller Common Stock and (b) no less than a majority of the outstanding shares of Seller Preferred Stock (collectively, the "Requisite Stockholder Approval," and each such stockholder, a "Consenting Stockholder") and (ii) Joinder Agreements executed by each Consenting Stockholder.

5.2 Confidentiality.  The parties hereto acknowledge that Purchaser and Seller have previously executed that certain Amended and Restated Nondisclosure and Confidentiality Agreement dated as of March 9, 2020 (as amended and/or restated from time to time, the "Confidentiality Agreement") which shall continue in full force and effect in accordance with its terms.

5.3 Public Disclosure.  Unless otherwise required by Legal Requirement or stock exchange requirement (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of such announcement.  The initial press release shall be in form and substance mutually agreed to by Seller and Purchaser.

5.4 Consents.  Seller shall use commercially reasonable efforts to obtain as promptly as possible, and deliver to Purchaser at or prior to the Closing, all consents, waivers and approvals set forth on Schedule 2.2(b) and Schedule 2.2(c) of the Seller Disclosure Letter.

5.5 [Reserved]

5.6 Expenses.  Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and Transactions shall be paid by the party incurring such expense, unless otherwise specifically provided for herein.

5.7 Further Assurances.  On the terms and subject to the conditions set forth in this Agreement, Seller shall use commercially reasonable efforts, and shall cooperate with Purchaser, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, reasonably appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other Transactions, including the satisfaction of the respective conditions set forth in ARTICLE VI.  Notwithstanding the foregoing, Seller shall not be obligated to contest or litigate any proposed injunction or other order preventing the consummation of the Asset Purchase or affecting Purchaser's use or ownership of the Purchased Assets.  The parties hereto shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of the Asset Purchase and the other Transactions, including the transfer and assignment (and recordation of same) of the Seller-Owned IP Rights.  If, between the Agreement Date and the Closing Date, or after the Closing, Purchaser in good faith identifies in writing to Seller any asset of Seller that was not included in the Purchased Assets but that would be reasonably necessary to Purchaser in the operation of the Business (any such asset, an "Additional Asset"), then Seller shall sell, transfer, convey, assign and deliver, or cause to be sold, transferred, conveyed, assigned and delivered, to Purchaser at (in the case of assets identified between the Agreement Date and the Closing Date) or after the Closing (in the case of assets identified after the Closing Date), for no additional consideration and without any further payment by Purchaser, all of Seller's right, title and interest in and to such Additional Asset.

5.8 Tax Matters.

(a) Seller shall (i) continue to file all Seller's Tax Returns within the time period for filing (including extensions), and such Tax Returns shall be true, correct and complete in all material respects and (ii) pay when due any and all Taxes attributable to the Purchased Assets for periods (or portions thereof) through and including the Closing Date whether such payment is required to be made before, on or after the Closing Date.  All real property, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period that includes (but does not end on) the Closing Date, shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days in such taxable period that precede the Closing Date as a fraction of the total days in such taxable period, and Seller shall be liable for the amount of such Taxes attributable to the Pre-Closing Tax Period whereas Purchaser shall be liable for the amount of such Taxes attributable to the Post-Closing Tax Period.  Upon receipt of any bill for real or personal property Taxes relating to the Purchased Assets, Seller and Purchaser, as applicable, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 5.8.  The amount payable as a reimbursement shall be paid by the party owing it to the other within 30 days after delivery of such statement.  Seller and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in (A) filing any Tax Return, amended Tax Return or claim for refund, (B) determining a liability for Taxes or a right to a refund of Taxes, and (C) participating in or conducting any audit or other proceeding in respect of Taxes, in each case, relating to the Purchased Assets or the Business for any Tax Period including or preceding the Closing Date.

(b) The parties agree to use the "standard procedure" for preparing and filing IRS Forms 941 and W-2 for any employees who are transferred with the Purchased Assets, as set forth in Rev. Proc. 2004-53, 2004-2 CB 320.

5.9 Access to Information.  During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with the provisions of ARTICLE VII and the Closing, subject to the Confidentiality Agreement, Seller shall afford Purchaser and its accountants, counsel and other Representatives reasonable access during normal business hours to all of Seller's assets, properties, books and records, Contracts and other documents and data concerning the Business and the Purchased Assets and all other information concerning the Purchased Assets as Purchaser may reasonably request.

5.10 Registration Rights; Nasdaq Listing.

(a) Following Closing, Purchaser and each Securityholder that will receive a portion of the Purchaser Stock Consideration shall enter into the Registration Rights Agreement pursuant to which Purchaser shall agree to register the resale by the Securityholders of the shares constituting the Purchaser Stock Consideration on a registration statement to be filed with the SEC within 90 calendar days following the Closing Date and to use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act within 90 calendar days of the date of filing.

(b) Purchaser shall cause the shares constituting the Purchaser Stock Consideration to be approved for listing on the Nasdaq no later than the effective time of the registration statement contemplated in Section 5.10(a) above.

5.11 Share Transfer.  Purchaser shall use commercially reasonable efforts to effectuate the transfer of shares of Purchaser Common Stock from Seller to the Securityholders pursuant to the Plan of Liquidation.

5.12 Employee Matters(a) .  Seller shall retain responsibility for all Liabilities relating to (i) any accrued and unpaid wages, salaries, vacation, paid time off, sick leave or similar benefits, bonuses, commissions, and severance or other termination payments payable to any Person in respect of their employment or service with Seller, any withholding, employment and payroll taxes with respect thereto, and (ii) any Liability incurred in connection with the termination of such Persons' participation in any Seller Benefit Plan. Seller shall be responsible for filing all employment Tax returns with respect to such Persons attributable to periods of employment or service with Seller.  Purchaser and its Affiliates shall not assume any Seller Benefit Plan, and Seller shall retain responsibility for all Liabilities, claims, rights and payments under each Benefit Plan whether fixed, contingent or absolute, matured or unmatured, accrued or unaccrued, known or unknown.

5.13 Merger Option.  In the event the Closing has not occurred prior to the End Date, Purchaser shall have the option, in its sole discretion, to elect to restructure the Transactions such that, in lieu of the asset purchase contemplated by this Agreement, Purchaser will purchase and acquire all of the issued and outstanding Seller Capital Stock via a merger (the "Merger Option"), in which case Purchaser and Seller shall enter into a definitive acquisition agreement for the purchase of all of the outstanding Seller Capital Stock by Purchaser or its designated Affiliate (an "Merger Agreement"), and any other instruments or documents of transfer required to effectuate the transactions contemplated by the Merger Option.  Upon the exercise of such Merger Option, Seller and the Seller Stockholders shall cooperate in good faith with Purchaser to convert the structure of the acquisition contemplated by this Agreement from the asset purchase to an equity transaction, on substantially the same terms as those set forth in this Agreement (modified as needed to provide for a tax-free reorganization structured as a merger).  In the event that the Merger Option is exercised by Purchaser, the End Date shall be extended automatically for an additional 90 days, and this Agreement shall not be terminable pursuant to Section 7.1(b) prior to such extended date unless Purchaser and Seller execute and deliver a Merger Agreement prior to such extended date.

5.14 Convertible Notes.  Seller shall use its reasonable best efforts to cause the holders of 90% of the aggregate amount outstanding under the Convertible Notes (rounded down to the nearest whole number) outstanding as of the Agreement Date to (i) convert such notes into Equity Interests of Seller or (ii) extinguish such Convertible Notes in a manner reasonably acceptable to Purchaser, in accordance with the terms thereof prior to the Closing.

5.15 Joinder; Release.  The Plan of Liquidation shall provide that, as a condition to the distribution of the Purchase Price to the Securityholders thereunder, each shall agree on a several and not a joint basis to deliver to Purchaser (a) a duly executed counterpart of the Joinder Agreement, in the case of the Securityholders entitled to receive Purchaser Stock Consideration pursuant to the terms and accordance with the conditions thereunder or (b) a duly executed counterpart of a release in form and substance satisfactory to Purchaser and substantially similar to that set forth in Section 3 of the Joinder Agreement, in the case of an Unaccredited Securityholder entitled to receive the Unaccredited Investor Cash Out Amount pursuant to the terms and accordance with the conditions thereunder.

5.16 Reorganization Notice.  Each of Purchaser and Seller shall provide written notice to the other party upon determining that the Asset Purchase and Transactions would, if consummated on the date of such notice, constitute a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code (the "Reorganization Notice").

ARTICLE VI
CONDITIONS TO THE ASSET PURCHASE

6.1 Conditions to Obligations of Each Party.  The respective obligations of each party hereto to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect, nor shall any action have been taken or threatened in writing by any Governmental Entity seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Transactions, which makes the consummation of the Transactions illegal.

(b) Governmental Approvals.  Purchaser and Seller shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, set forth on Schedule 6.1(b) hereto.

6.2 Additional Conditions to Obligations of Seller.  The obligations of Seller to consummate the Transactions shall be subject to the fulfillment or satisfaction, at or prior to the Closing, of the following conditions (it being understood that each such condition is solely for the benefit of Seller and may be waived by Seller in writing in its sole discretion without notice, liability or obligation to any Person).

(a) Representations and Warranties.  The representations and warranties of Purchaser set forth in ARTICLE III shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date).

(b) Covenants.  Purchaser shall have performed and complied in all material respects with each of the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) No Material Adverse Effect.  From and after the Agreement Date, there shall not have occurred a Material Adverse Effect.

(d) Tax-Free Reorganization.  Either (i) Seller shall have provided a Reorganization Notice to Purchaser, (ii) Purchaser shall have provided a Reorganization Notice to Seller, to which Seller does not reasonably object based on the advice of its counsel or (iii)  Purchaser shall have provided notice to Seller that it will increase the number of shares of Purchaser Common Stock constituting Purchaser Stock Consideration to a number of shares necessary (such number to be agreed to by Seller) to achieve a plan of reorganization pursuant to Section 368(a)(1)(C) of the Code (the "Stock Consideration Adjustment Notice").

(e) Deliveries of Purchaser.  Purchaser shall have delivered the Purchaser Closing Deliverables.

6.3 Additional Conditions to Obligations of Purchaser .  The obligations of Purchaser to consummate the Transactions shall be subject to the fulfillment or satisfaction, at or prior to the Closing, of each of the following conditions (it being understood that each such condition is solely for the benefit of Purchaser, and may be waived by Purchaser in writing in its sole discretion without notice, liability or obligation to any Person).

(a) Representation and Warranties.  The Fundamental Representations shall be true and correct in all material respects on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).  All other representations and warranties of Seller set forth in ARTICLE II besides the Fundamental Representations (, the Seller Ancillary Agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); except where the failure to be true and correct would not have a Material Adverse Effect.

(b) Covenants.  Seller shall have performed and complied in all material respects with each of the covenants, obligations and conditions of this Agreement and the Seller Ancillary Agreements required to be performed and complied with by it at or prior to the Closing.

(c) No Material Adverse Effect.  From and after the Agreement Date, there shall not have occurred a Material Adverse Effect.

(d) Stockholder Approval. Seller Stockholders constituting the Requisite Stockholder Approval shall have approved this Agreement and the Transactions.

(e) Deliveries of Seller.  Seller shall have delivered the Seller Closing Deliverables.

(f) Patent Filings.  Seller shall have delivered evidence of filing and recordation of assignments with the USPTO of the patents set forth on Schedule 6.3(f) hereto.

(g) Tax-Free Reorganization.  Either (i) Seller shall have provided the Reorganization Notice to Purchaser or (ii) Purchaser shall have provided the Stock Consideration Adjustment Notice to Seller.

(h) Convertible Notes.  At least ninety percent (90%) of the aggregate amount outstanding under the Convertible Notes (rounded down to the nearest whole number) shall have been (i) converted into Equity Interests of Seller, or (ii) extinguished in a manner reasonably acceptable to Purchaser, in accordance with their respective terms and conditions.

ARTICLE VII
TERMINATION

7.1 Termination .  This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing by:

(a) by the mutual written consent of Seller and Purchaser;

(b) subject to the terms and conditions set forth in Section 5.13 (including the extension to this clause (b)), by Purchaser or Seller, by giving written notice to the other, if the Closing shall not have been consummated prior to the date that is 180 days from the date of this Agreement (the "End Date"); provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party if such party is the proximate cause of the failure of the Asset Purchase or the Transactions to occur on or before such date;

(c) by Purchaser or Seller, by giving written notice to the other, if (i) any permanent Order preventing the consummation of the Asset Purchase shall have become final and nonappealable or (ii) there shall be any Legal Requirement enacted, promulgated or issued or deemed applicable to the Closing by a Governmental Entity that would make the consummation of the Closing illegal;

(d) by Purchaser, by providing written notice to Seller, if Seller shall have materially breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by Seller of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied; or

(e) by Seller, by providing written notice to Purchaser, if Purchaser shall have materially breached any representation, warranty covenant or agreement contained herein and such breach shall not have been cured within 10 Business Days after receipt by Purchaser of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 to be satisfied.

7.2 Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Seller or their respective Representatives or Affiliates; provided, however, that (a) the provisions of this Section 7.2, ARTICLE IX and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from liability in connection with any willful breach of the Agreement.

7.3 Treatment of Initial Deposit.  In the event that this Agreement is terminated pursuant to Section 7.1(e) in connection with a willful and material breach by Purchaser, and without limiting Seller's other rights hereunder, Seller shall retain the Initial Deposit.  In the event that this Agreement is terminated pursuant to Section 7.1 (other than Section 7.1(e)), the Initial Deposit shall be automatically converted at a per share price of $2.25 into shares of Seller Capital Stock having rights, preferences and privileges of shares of the most senior Seller Capital Stock outstanding as of the date of such conversion; provided that, for purposes of this Section 7.3, Seller represents and warrants that  $2.25 per share is the price at which shares of Seller preferred stock were issued in Seller's most recently completed financing and the fully diluted share capital of Seller as of the Agreement Date does not exceed Seller's fully diluted share capital as of immediately following such financing.

ARTICLE VIII
INDEMNIFICATION

8.1 Indemnification.  Subject to the limitations set forth in this ARTICLE VIII, Seller shall indemnify and hold harmless Purchaser and its Affiliates, officers, directors, stockholders, agents and employees (each of the foregoing being referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims (including with respect to third-party claims whether or not successful on the merits), losses, liabilities, damages, fees, costs and expenses, including settlement costs, enforcement costs and reasonable costs of investigation and defense and reasonable fees and expenses of lawyers, experts and other professionals (collectively, "Indemnifiable Damages"), whether or not due to a third-party claim, to the extent arising out of or resulting from any of the following (collectively, the "Indemnifiable Claims"):

(a) any failure of any representation or warranty made by Seller in this Agreement (including the Seller Disclosure Letter and any exhibit or schedule to the Seller Disclosure Letter) to be true and correct as of the Agreement Date and as of the Closing Date as though such representation or warranty were made as of the Closing Date (except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date);

(b) any breach of or default in connection with any of the covenants or agreements made by Seller in this Agreement;

(c) any Excluded Liability;

(d) any Excluded Asset; and

(e) any Fraud by or on behalf of Seller.

Furthermore, the Plan of Liquidation shall provide that, as a condition to the distribution of the Purchase Price to the Securityholders thereunder, each shall agree on a several and not a joint basis in accordance with their Pro Rata Share, to assume Seller's indemnification obligations under this ARTICLE VIII (provided, that the total liability of a Securityholder for claims arising out of or resulting from this ARTICLE VIII or the transactions contemplated by this Agreement shall be limited to the aggregate consideration distributed to such Securityholder pursuant to the Plan of Liquidation, other than in the case of Fraud committed by such Securityholder) and appoint a Securityholders' agent to act on behalf of Seller and the Securityholders in respect of the indemnification obligations.  Following the distribution of the Purchase Price pursuant to the Plan of Liquidation, any Securityholders' agent designated as provided in this paragraph shall be entitled to act on behalf of Seller and any Securityholder under this Agreement.

8.2 Indemnification Limitations. The indemnification provided for in Section 8.1 above shall be subject to the following limitations:

(a) Notwithstanding anything to the contrary contained herein, no Indemnified Person may make a claim from the Escrow Fund in respect of any claim for indemnification that is made pursuant to Section 8.1 (and that does not involve Fraud or any inaccuracy or breach of any of the Fundamental Matters and IP Matters), unless and until the aggregate amount of all Indemnifiable Damages is greater than 0.50% of the Purchase Price (the "Threshold"), in which case Seller shall be liable and required to pay for all Indemnifiable Damages (including the amount below the Threshold).

(b) If the Asset Purchase is consummated, recovery from the Escrow Fund shall be the sole and exclusive remedy for the indemnity obligations under this Agreement for the matters listed in Section 8.1(a), except for claims to the extent arising out of or resulting from (i) any failure of the representations and warranties set forth in Section 2.9 (the "IP Matters") and (ii) any failure of any of the Fundamental Representations (the matters set forth in clause (ii), the "Fundamental Matters"). Recourse for indemnity claims in respect of Fundamental Matters and IP Matters shall be limited to 20% of the Purchase Price, in the case of IP Matters, and the Purchase Price, in the case of Fundamental Matters, in each case calculated on the basis of the Purchaser Stock Price.

(c) At the election of Seller, all Indemnifiable Claims not settled from the Escrow Fund may be settled through the return of shares of Purchaser Common Stock or payment of cash.  For purposes of the satisfaction of all Indemnifiable Damages, Purchaser Common Stock shall be valued at the Purchaser Stock Price (including in the event that Indemnifiable Damages arise following a distribution of the Purchase Price to the Securityholders pursuant to the Plan of Liquidation).

(d) The Indemnified Persons shall first seek recovery of Indemnifiable Damages from the Escrow Fund; provided that the amounts that an Indemnified Person recovers from the Escrow Amount pursuant to any Fundamental Matters shall not reduce the amount that an Indemnified Person may recover with respect to claims that are not Fundamental Matters.  By way of illustration and not limitation, assuming there are no other claims for indemnification, compensation or reimbursement, in the event that Indemnifiable Damages resulting from a Fundamental Matter are first satisfied from the Escrow Amount and such recovery fully depletes the Escrow Amount, the maximum amount recoverable by an Indemnified Person pursuant to a subsequent claim that is not a Fundamental Matter shall continue to be the full value of the Escrow Amount, irrespective of the fact that the Escrow Amount was used to satisfy such Fundamental Matter, such that the amount recoverable for such two claims would be the same regardless of the chronological order in which they were made;

(e) Except for equitable remedies, from and after the Closing, the rights to indemnification, compensation and reimbursement set forth in this ARTICLE VIII shall be the sole and exclusive remedy of the Indemnified Persons against Seller with respect to any Indemnifiable Damages arising under, pursuant or related to this Agreement; provided that, for the avoidance of doubt, nothing in this Section 8.2(e) shall limit the rights of the Indemnified Persons against Seller in the event of Fraud by Seller.

(f) Other.  Notwithstanding anything to the contrary contained herein, payments by Seller in respect of any Indemnifiable Damages shall be calculated (A) net of all insurance proceeds or other indemnification or contribution payments from any third party, if any, actually received by an Indemnified Person less any increase in premiums or other recovery costs to such Person as a result of such claim for insurance proceeds, (ii) on the basis of actual losses and out-of-pocket costs and expenses incurred by an Indemnified Person, without regard to reductions or diminutions in value, lost opportunities or other speculative damages and (iii) without regard to any special, incidental, consequential, punitive or exemplary damages. The Indemnified Party shall use commercially reasonable efforts to seek recovery under insurance policies or indemnity, contribution or other similar agreements for any Indemnifiable Claims prior to seeking indemnification under this Agreement.

8.3 Escrow Fund.  The Escrow Amount shall be deposited with Citibank, N.A. as escrow agent (the "Escrow Agent"), such deposit, together with any interest that may be earned thereon, to constitute an escrow fund (the "Escrow Fund") and to be governed by the provisions set forth herein and in the Escrow Agreement.  The Escrow Fund shall be available to compensate Purchaser on behalf of itself and any other Indemnified Party for Indemnifiable Damages pursuant to the indemnification obligations of Seller.  Purchaser and Seller shall each pay 50% of the fees and expenses of the Escrow Agent in connection with this Agreement and the Escrow Agreement.

8.4 Period for Claims.

(a) Except as set forth in this Section 8.4, the period during which claims may be made (the "Claims Period") for Indemnifiable Damages to the extent arising out of or resulting from the matters in Section 8.1(a) (other than with respect to any breach of any of the Fundamental Representations or IP Matters) shall commence at the Closing and terminate the day after the date that is 18 months following the Closing Date (the "Escrow Period"). The Claims Period for Indemnifiable Damages to the extent arising out of or resulting from the Fundamental Matters and IP Matters shall commence at the Closing and terminate upon the later of (x) expiration of the applicable statute of limitations or (y) the three-year anniversary of the Closing Date (the "Fundamental Claims Period").  Notwithstanding anything to the contrary contained herein, such portion of the Escrow Fund at the conclusion of the Escrow Period as in the reasonable judgment of Purchaser reasonably necessary to satisfy any unresolved or unsatisfied claims for Indemnifiable Damages specified in any Claims Certificate delivered to the Escrow Agent and Seller prior to expiration of the Escrow Period (the "Reserve Amount") shall remain in the Escrow Fund until such claims for Indemnifiable Damages have been resolved or satisfied. The remainder of the Escrow Fund, if any, shall be paid to Seller promptly (and in any event within 10 Business Days) after (A) the expiration of the Escrow Period, with respect to the remainder of the Escrow Fund after deducting the amounts held in the Escrow Fund pursuant to the preceding sentence.

8.5 Claims.

(a) Subject to Section 8.6, on or before the last day of the Escrow Period, Purchaser may deliver to the Escrow Agent, and following the Escrow Period and on or before the last day of the Fundamental Claims Period, may deliver to Seller a certificate signed by any officer of Purchaser (a "Claims Certificate"):

(i) stating that an Indemnified Person has incurred, paid reserved or reasonably anticipates that it may incur, pay or reserve, Indemnifiable Damages;

(ii) stating the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred, paid or reserved, may be the maximum amount reasonably anticipated by Purchaser to be incurred, paid or reserved by a third party); and

(iii) specifying in reasonable detail (based upon the information then possessed by Purchaser) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related.

No delay in providing such Claims Certificate within the Claims Period shall affect Purchaser's rights hereunder, except to the extent that Seller is materially prejudiced thereby.

(b) At the time of delivery of any Claim Certificate to the Escrow Agent, a duplicate copy of such Claims Certificate shall be delivered to Seller by or behalf of Purchaser.  Subject to the following sentence, the Escrow Agent shall make no payment to Purchaser unless the Escrow Agent shall have received written authorization from both Seller and Purchaser to make such payment.  If Seller shall have objected to any claim or claims made in the Claims Certificate in a written statement delivered to the Escrow Agent (an "Objection Notice"), or the Escrow Agent has not received written authorizations from both Seller and Purchaser within thirty (30) calendar days from receipt of the Claims Certificate, Seller and Purchaser shall attempt in good faith for thirty (30) days to resolve such objection.  If Seller and Purchaser shall so agree, a memorandum setting forth such agreement shall be prepared and signed by Seller and Purchaser and delivered to the Escrow Agent. The Escrow Agent shall be entitled to conclusively rely on any such memorandum and the Escrow Agent shall distribute consideration from the Escrow Fund in accordance with the terms of such memorandum.

(c) If no such agreement can be reached during the 30-day period for good faith negotiation referenced in Section 8.5(b), but in any event upon the expiration of such 30-day period, either Purchaser or Seller may bring suit in the state or federal courts located in the Borough of Manhattan, City of New York, New York to resolve the matter. The decision of the trial court as to the validity and amount of any claim in such Claims Certificate shall be non-appealable, binding and conclusive upon the parties hereto and the Escrow Agent shall be entitled to act in accordance with such decision and the Escrow Agent shall distribute cash from the Escrow Fund in accordance therewith. Judgment upon any award rendered by the trial court may be entered in any court having jurisdiction.

8.6 Third-Party Claims.

(a) If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a "Third-Party Claim") against such Indemnified Party with respect to which Seller is obligated to provide indemnification under this Agreement, the Indemnified Party shall give Seller prompt written notice thereof.  The failure to give such prompt written notice shall not, however, relieve Seller of its indemnification obligations, except and only to the extent that Seller forfeits rights or defenses by reason of such failure.  Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Indemnifiable Claim that has been or may be sustained by the Indemnified Party.

(b) Seller shall have the right to participate in, or by giving written notice to the Indemnified Party within fourteen (14) days of receipt of notice of a Third-Party Claim, to assume the defense of any Third-Party Claim at Seller's expense and by Seller's own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, however, that Seller agrees to indemnify Purchaser in full in respect of any such Third-Party Claim, subject to the limitations of this ARTICLE VIII; provided, further, that Purchaser shall have the sole right to control the defense of any Third-Party Claim if Purchaser reasonable believes that Seller does not have sufficient resources to carry out the defensive of such Third Party Claim.  In the event that Seller assumes the defense of any Third-Party Claim, subject to the remainder of Section 8.6, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party.

(c) The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to Seller's right to control the defense thereof.  If Seller elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to the remainder of Section 8.6, pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Indemnifiable Claims based upon, arising from or relating to such Third-Party Claim.  Seller and Indemnified Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(d) Notwithstanding any other provision of this Agreement, Seller shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 8.6.  If the Indemnified Party has assumed the defense pursuant to Section 8.6, it shall be entitled to settle the Third-Party Claim at its discretion, but such settlement shall not be determinative of the amount of Indemnifiable Damages if effected without the written consent of Seller (which consent shall not be unreasonably withheld or delayed).  Any costs and expenses incurred by Purchaser in connection with the defense, settlement or resolution (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) of any Third-Party Claim shall be included in the Indemnifiable Damages for which Purchaser shall be entitled to seek indemnification pursuant to a claim made hereunder.

8.7 Tax Treatment of Indemnification Payments.  All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Legal Requirements.

8.8 Survival of Representations; Covenants.  The representations and warranties of Seller contained in this Agreement, and in the other agreements and certificates contemplated hereby shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties hereto, until the date that is 18 months following the Closing Date; provided, that the Fundamental Representations and IP Matters will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of or knowledge obtained by any of the parties hereto, until the date that is the later of (i) the date that is 3 years following the Closing Date and (ii) expiration of the applicable statute of limitations for claims against Seller that seek recovery of Indemnifiable Damages to the extent resulting from an inaccuracy or breach of such Fundamental Representations or IP Matters.  The representations and warranties of Purchaser contained in this Agreement, and in the other agreements and certificates contemplated hereby, shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties hereto, until the date that is 18 months following the Closing Date.  All covenants or agreements of a party hereto set forth in this Agreement that contemplated performance following the Closing shall survive the consummation of the Transactions in accordance with their respective terms.

ARTICLE IX
GENERAL PROVISIONS

9.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered personally or by commercial delivery service or mailed by registered or certified mail (return receipt requested), (b) when sent, if sent by electronic mail during normal business hours of the recipient or (c) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(a) if to Purchaser, to:
Orgenesis Inc. 20271 Goldenrod Lane Germantown, Maryland 20876 Attention: Vered Caplan, Chief Executive Officer
with a copy (which shall not constitute notice) to:
DLA Piper LLP (US) 1251 Avenue of the Americas 25th Floor New York, New York 10020-40 Attention: Christopher P. Giordano Email: christopher.giordano@us.dlapiper.com Telephone No.: (212) 335-4522

and
Pearl Cohen Zedek Latzer Baratz, LLP 1500 Broadway, 12th Floor New York, New York 10036 Attention: Mark Cohen, Esq. Facsimile: (646) 878-0804 Email: MCohen@PearlCohen.com
(b) if to Seller, to:
c/o OlenderFeldman LLP 422 Morris Avenue Summit, New Jersey 07901 Attention: Kurt Olender Email: kolender@olenderfeldman.com Telephone No.: (908) 964-2485 with a copy (which shall not constitute notice) to:
Fenwick & West LLP 902 Broadway Suite 14 New York, New York 10010-6035 Attention: Ethan Skerry Email: eskerry@fenwick.com Telephone No.: (212) 430-2670

9.2 Interpretation; Rules of Construction.  When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."  The phrases "provided to," "furnished to," and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been provided to the party to whom such information or material is to be provided.  Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively, and (c) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.  Disclosures made in any Section of the Seller Disclosure Letter shall qualify and be deemed to have been disclosed with respect to any other provision of this Agreement only to the extent it is readily apparent from the actual text of such disclosure.  Whenever the phrase "made available" or other similar term is used herein, it shall mean the document made available for viewing in the "Tamir Biotech" electronic data room hosted by Datasite, as that site existed as of 24 hours prior to the Agreement Date.

9.3 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart.

9.4 Entire Agreement; Parties in Interest.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto and the schedules hereto including Seller Disclosure Letter, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement which shall continue in full force and effect, and shall survive any termination of this Agreement in accordance with its terms, (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except that ARTICLE VIII is intended to benefit Indemnified Persons and (c) shall not be assigned by operation of law or otherwise except as specifically provided herein.

9.5 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party hereto, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.  Notwithstanding the foregoing or anything herein to the contrary, it is acknowledged that Seller shall be liquidated following the Closing Date pursuant to the Plan of Liquidation and it is acknowledged and agreed that in connection therewith, Seller's rights and obligations under this Agreement, including with respect to any consideration to be delivered after such liquidation and any indemnification obligations, may be assigned to the Securityholders or any limited liability company or limited partnership into which Seller is converted (or new limited liability company or limited partnership it is merged into to achieve substantially the same effect as a conversion of Seller) (such entity, a "Seller Successor Entity") in accordance with the Plan of Liquidation; provided, that in the event of such assignment to Securityholders, a Securityholders' agent shall be appointed pursuant to a customary securityholder agent relationship to act on behalf of the Securityholders in respect of the indemnification provisions in ARTICLE VIII.  In the event that the Purchaser Stock Consideration is transferred, contributed or assigned to a Seller Successor Entity following the Plan of Liquidation, such Seller Successor Entity shall, as a condition to such transfer, agree to be bound by any and all obligations of Seller under this Agreement.  No later than 10 Business Days prior to any distributions to Securityholders pursuant the Plan of Liquidation, Seller (or a Seller Successor Entity, if applicable) shall deliver to Purchaser a spreadsheet setting forth each Securityholder's Pro Rata Share with reasonable supporting calculations thereto, which spreadsheet shall be certified by an officer of Purchaser and which shall be subject to Purchaser's reasonable review and comment in respect of such calculations.

9.6 Severability.  If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto shall use all reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.  Each of the parties hereto acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that although monetary damages may be available for such breach, monetary damages would be an inadequate remedy therefor.  Accordingly, each party hereto agrees that the other party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

9.8 Governing Law; Resolution of Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law.  Any proceeding arising out of or relating to this Agreement or the Transactions may be brought in the state or federal courts located in the Borough of Manhattan, City of New York, New York and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement or any Transactions in any other court.

9.9 No Joint Venture.  Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto.  No party is by virtue of this Agreement authorized as an agent, employee or legal Representative of any other party.  No party will have the power to control the activities and operations of any other, and their status is, and at all times will continue to be, that of independent contractors with respect to each other.  Except as provided herein, no party will have any power or authority to bind or commit any other party.  No party will hold itself out as having any authority or relationship in contravention of this Section 9.9.

9.10 Amendment; Extension; Waiver. Subject to Legal Requirement, the parties hereto may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed on behalf of each of the parties hereto.  To the extent permitted by Legal Requirement, Purchaser and Seller may cause this Agreement to be amended at any time after the Closing by execution of an instrument in writing signed on behalf of Purchaser and Seller.  At any time, Seller or Purchaser may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

9.11 Compliance with Bulk Sales Laws.  Each of Purchaser and Seller hereby waives compliance by the parties with the "bulk sales," "bulk transfers" or similar laws and all other similar Legal Requirements in all applicable jurisdictions in respect of the Transactions.

9.12 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Purchaser and Seller has caused this Asset Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the Agreement Date.

Orgenesis Inc.

By:          /s/ Vered Caplan

Name: Vered Caplan

Title:  Chief Executive Officer

Tamir Biotechnology, Inc.

By:          /s/ Jamie Sulley

Name: Jamie Sulley

Title:  President

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

Form of Bill of Sale and Assignment and Assumption Agreement

This Bill of Sale and Assignment and Assumption Agreement (this "Assignment") dated as of April 12, 2020, is entered into by and between Tamir Biotechnology, Inc., a Delaware corporation ("Seller"), in favor and for the benefit of Orgenesis Inc., a Nevada corporation ("Purchaser").  Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of April 7, 2020 (as amended, restated, supplemented or otherwise modified in accordance with its terms through the date hereof, the "Purchase Agreement"), by and between Seller and Purchaser, Purchaser agreed to purchase from Seller, and Seller agreed to sell, assign, convey, transfer and deliver at the Closing, all of the Purchased Assets, in each case on the terms and subject to the conditions set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1)              Assignment.  Seller does hereby irrevocably and unconditionally sell, assign, convey, transfer and deliver to Purchaser, for itself and its successors and assigns forever, all of Seller's right, title and interest in and to the Purchased Assets, as of the date hereof, subject to the Assumed Liabilities, if any, to have and to hold the same and each and all thereof unto Purchaser, for itself and its successors and assigns forever, to its and their own use and benefit forever.

(2)              Acceptance.  Purchaser does hereby irrevocably and unconditionally purchase and accept from Seller all of Seller's right, title, and interest in and to the Purchased Assets, as of the date hereof, subject to the Assumed Liabilities, if any, to have and to hold the same and each and all thereof unto Purchaser, for itself and its successors and assigns forever, to its and their own use and benefit forever.

(3)              Assumption of Liabilities.  Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Purchaser hereby assumes from Seller and agrees to be responsible for paying, performing and discharging the Assumed Liabilities.

(4)              Governing Law.  The validity, interpretation and effect of this Assignment shall be governed exclusively by the Laws of the State of Delaware, excluding the "conflict of laws" rules thereof.

(5)              Headings.  The heading references herein and the recitals herein have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

(6)              Purchase Agreement Controlling.  Notwithstanding any other provisions of this Assignment to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, or any of the obligations, of Seller or Purchaser set forth in the Purchase Agreement.  This Assignment is subject to and controlled by the terms of the Purchase Agreement.

(7)              Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Assignment or any term, covenant or condition hereof.

(8)              Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto.  The parties hereto shall use all reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(9)              Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.  A copy transmitted via facsimile or e-mail of this Assignment, bearing the signature of any party shall be deemed to be of the same legal force and effect as an original of this Assignment bearing such signature(s) as originally written of such one or more parties.

(10)              Further Assurances.  Seller shall execute and deliver, at the reasonable request of Purchaser, such additional documents, instruments, conveyances and assurances and take such further actions as Purchaser may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment.

[Signature pages to follow]

2

IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be executed by its duly authorized officers as of the day and year first above written.

PURCHASER: ORGENESIS INC. By:____________________________ Name: Title:
SELLER: TAMIR BIOTECHNOLOGY, INC. By:____________________________ Name: Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

EXHIBIT B

Form of Patent Assignment Agreement

 In consideration of One Dollar ($1.00), and other good and valuable consideration, the Receipt and sufficiency of which are hereby acknowledged, we the undersigned, Tamir Biotechnology, Inc., a Delaware corporation, located at c/o OldenderFeldman LLP, 422 Morris Avenue, Summit, New Jersey  07901 (hereinafter, the "ASSIGNOR");

 Agrees to sell, assign and transfer, and hereby sells, assigns and transfers to Orgenesis Inc., a Nevada corporation, located at 20271 Goldenrod Lane, Germantown, Maryland  20876, its successors, assigns and legal representatives (hereinafter, the "ASSIGNEE"), the entire right, title and interest for all countries in and to all of ASSIGNOR'S patents and patent applications, including those patents and patent applications listed in Exhibit A annexed hereto, and all divisional, continuing, substitute, renewal, reissue, and all other applications for U.S. Letters Patent or other related property rights in any and all foreign countries which have been or shall be filed on any inventions and subject matter disclosed or described in said patents and patent applications; and in and to any and all subject matter and inventions which are disclosed, described and/or claimed in the patents and patent applications including, without limitation, the patents and patent applications and their priority applications, and all extensions, renewals, and reissues of such applications, including all divisions and continuations in whole or in part; and including the ASSIGNOR's right in and to all revenue, income, royalties, damages and payments now or hereafter due or payable with respect to any Letters Patent which may be granted, and in and to all causes of action (either in law or in equity), and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment;

Authorize and request the Patent Office to issue to said ASSIGNEE, the corporation above named, its successors, assigns and legal representatives, in accordance with this assignment, any and all Letters Patent on said inventions or any of them disclosed in said patents and patent applications;

Agree that said ASSIGNEE may apply for and receive Letters Patent or rights of any other kind for said inventions, or any of them; and may claim, in applications for said Letters Patent or other rights, the priority of the aforesaid patents and patent application under the provisions of the International Convention of 1883 and later modifications thereof, under the Patent Cooperation Treaty, under the European Patent Convention or under any other available international agreement; and that, when requested, at the expense of, said ASSIGNEE, its successors, assigns and legal representatives, to carry out in good faith the intent and purpose of this assignment, the under-signed or the undersigned's executors or administrators will, for any and all countries, execute all divisional, continuing, substitute, renewal, reissue, and all other patent applications or other documents on any and all said inventions; execute all rightful oaths, assignments, powers of attorney and other papers; communicate to said ASSIGNEE, its successors, assigns and representatives, all facts known and documents available to the undersigned relating to said inventions and the history thereof; testify in all legal proceedings; and generally do everything possible which said ASSIGNEE, its successors, assigns or representatives shall consider desirable for aiding in securing, maintaining and enforcing proper patent protection for said inventions and for vesting title to said inventions and all applications for patents or related foreign rights and all patents on said inventions, in said ASSIGNEE, its successors, assigns and legal representatives; and

IRREVOCABLY APPOINT the ASSIGNEE to be the undersigned's attorney in his name and on his behalf to execute documents, use the undersigned's name and do all things which are necessary or desirable for the ASSIGNEE to obtain for itself or its successors, assigns and legal representatives the full benefit of this agreement; A certificate in writing, signed by any director or the secretary of the ASSIGNEE or by any person appointed in accordance with this clause, that any instrument or act falls within the authority conferred by this agreement shall be conclusive evidence that such is the case so far as any third party is concerned; This power of attorney is irrevocable as long as the undersigned's obligations under this agreement remain undischarged; Without prejudice to the foregoing, the attorney may, in any way it thinks fit and in the name and on behalf of the undersigned: (a) take any action that this agreement requires the undersigned to take; (b) exercise any rights which this agreement gives to the undersigned; and (c) appoint and remove one or more substitute attorneys with full power as the undersigned's attorney on terms that the attorney thinks fit; The undersigned must ratify and confirm everything that the attorney and any substitute attorney does or arranges using the powers granted under this clause.

Executed by: TAMIR BIOTECHNOLOGY, INC.	Signature
Name
Position

STATE OF: ______________________:

                                                                : ss.

COUNTY OF: ____________________:

Before me, a notary public in and for the State and County aforesaid, on this _________ day of __________, 20__, personally appeared ___________________, who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

_____________________________________________ Notary Public

My Commission Expires:

Executed by: ORGENESIS INC.	Signature
Name
Position

STATE OF: ______________________:

                                                                : ss.

COUNTY OF: ____________________:

Before me, a notary public in and for the State and County aforesaid, on this _________ day of __________, 20__, personally appeared ___________________, who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

_____________________________________________ Notary Public

My Commission Expires:

Exhibit A

Patents and Patent Applications

(See attached)

EXHIBIT C

Form of Registration Rights Agreement

This Registration Rights Agreement (this "Agreement") is made and entered into as of [•], by and among Orgenesis Inc., a Nevada corporation (the "Company"), and the investors signatory hereto (each a "Sellers" and collectively, the "Sellers").

RECITAL

This Agreement is made pursuant to the Asset Purchase Agreement dated as of April 7, 2020, by and between the Company and Tamir Biotechnology, Inc. (as the same may be amended, the "Purchase Agreement").

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Sellers hereby agree as follows:

SECTION 1.

DEFINITIONS

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

"Advice" has the meaning set forth in Section 7(c).

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

"Agreement" has the meaning set forth in the preamble.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing Date" has the meaning set forth in the Purchase Agreement.

"Commission" means the United States Securities and Exchange Commission, or any successor entity or entities, including, if applicable, the staff of the Commission.

"Common Stock" means the common stock, par value $0.0001 per share, of the Company.

"Company" has the meaning set forth in the preamble.

"Effective Date" means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

"Effectiveness Deadline" means, with respect to the Initial Registration Statement or the New Registration Statement, the 120th calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the 150th calendar day following the Closing Date); provided, however, if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next day on which the Commission is open for business.

"Effectiveness Period" has the meaning set forth in Section 2(b).

"Event" has the meaning set forth in Section 2(c).

"Event Date" has the meaning set forth in Section 2(c).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Filing Deadline" means, with respect to the Initial Registration Statement, the 90th calendar day following the Closing Date; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

"FINRA" has the meaning set forth in Section 3(j).

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities, but only if such holder is a Seller or any assignee thereof in accordance with Section 7(k).

"Indemnified Party" has the meaning set forth in Section 6(c).

"Indemnifying Party" has the meaning set forth in Section 6(c).

"Initial Registration Statement" means the initial Registration Statement filed pursuant to Section 2(a).

"Liquidated Damages" has the meaning set forth in Section 2(c).

"Losses" has the meaning set forth in Section 6(a).

"New Registration Statement" has the meaning set forth in Section 2(a).

"Permitted Transferee" means (a) any Affiliate of such Seller or a parent holding company of such Seller, and (b) any other transferee with the prior written consent of the Company, provided that (i) such Seller shall have, within five (5) days prior to such transfer, furnished to the Company written notice of the name and address of such permitted transferee, details of its status as a permitted transferee and details of the Registrable Securities to be transferred, and (ii) the permitted transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were a Seller hereunder.

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"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means all of the Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares; provided that with respect to a particular Holder, such Holder's Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information requirement thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter of counsel for the Company to such effect, addressed, delivered and acceptable to the transfer agent for the Common Stock.

"Registration Statement" means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), including (in each case) the amendments and supplements to each such Registration Statements, including pre- and post-effective amendments thereto, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

"Remainder Registration Statements" has the meaning set forth in Section 2(a).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Guidance" means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff; provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the Commission and (ii) the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Seller" or "Sellers" has the meaning set forth in the preamble.

"Shares" means the shares of Common Stock constituting the Purchaser Stock Consideration.

"Staff" has the meaning set forth in Section 2(a).

"Trading Day" means any day on which the Common Stock is traded on the Trading Market.

"Trading Market" means the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Common Stock, the principal securities exchange or securities market on which the Common Stock is then traded.

"Transaction Documents" means the Seller Ancillary Agreements, the Purchaser Ancillary Agreements, and each other document entered into in connection with the Purchase Agreement by the parties thereto.

SECTION 2.

REGISTRATION

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (the "Initial Registration Statement"). The Initial Registration Statement shall be on Form S-3 (except that if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a "Plan of Distribution" section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission).

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(i) Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement or that any Holder must be named as an underwriter in the Registration Statement, the Company agrees to promptly (x) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (y) withdraw the Initial Registration Statement and file a new registration statement (a "New Registration Statement"), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering.  Each Seller shall have the right to comment or have their counsel comment on any written submission made to the staff of Commission (the "Staff") with respect to any disclosure specifically relating to such Seller. No such written submission shall be made to the Staff containing disclosure specifically relating to such Seller to which such Seller's counsel reasonably objects.

(ii) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering without naming any Holder as an underwriter (and notwithstanding that the Company used reasonable best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the Registrable Securities to be registered on such Registration Statement will be reduced (applied, in the case that some Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Shares held by such Holders), subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. Any reduction of Registrable Securities pursuant to this Section 2(a)(ii) shall occur only after all securities that are not Registrable Securities, if any, are first removed from such Registration Statement. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (x) or (y) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the "Remainder Registration Statements").  No Holder shall be named as an "underwriter" in any Registration Statement without such Holder's prior written consent.

(b) The Company shall use its reasonable best efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed," or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and, subject to Section 2(e), shall use its reasonable best efforts to keep each Registration Statement continuously effective under the Securities Act for so long as the securities registered for resale thereunder retain their character as "Registrable Securities" (the "Effectiveness Period"). The Company shall promptly notify the Holders via facsimile or electronic mail of the effectiveness of a Registration Statement or any post-effective amendment thereto on or before the first Trading Day after the date that the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:30 a.m. New York time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

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(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline or (iii) after its Effective Date and except for the reasons as set forth in Section 3(j), (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order or the Company's failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the "Plan of Distribution" or the inaccuracy of any information regarding the Holders), in each case, for more than an aggregate of 30 consecutive days or 45 calendar days (which need not be consecutive days) during any 12-month period (other than as a result of a breach of this Agreement by a Holder) (any such failure or breach in clauses (i) through (iii) above being referred to as an "Event," and, for purposes of clauses (i) or (ii), the date on which such Event occurs, or for purposes of clause (iii), the date on which such 30 consecutive day period or 45 calendar day period, as applicable, is exceeded, being referred to as an "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) within five (5) Business Days after an Event Date, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid (in dollars calculated as of Closing) to such Holder pursuant to the Purchase Agreement with respect to any Registrable Securities held by such Holder on such Event Date; and (y) on each 30-day anniversary (or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each 30-day anniversary shall be measured commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid (in dollars calculated as of Closing) to such Holder pursuant to the Purchase Agreement with respect to any unregistered Registrable Securities then held by such Holder. The amounts payable pursuant to the foregoing clauses (x) and (y) are referred to collectively as "Liquidated Damages." The parties agree that (1) notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 5.0% of the aggregate purchase price paid (in dollars calculated as of Closing) to such Holder pursuant to the Purchase Agreement and (2) in no event shall the Company be liable in any 30-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid (in dollars calculated as of Closing) to the Holders pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within 30 Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Unless otherwise specified in this Section 2(c), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.  Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 2(c) in accordance with applicable law.  The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to Rule 415 under the Securities Act from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company's failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Holder).

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(d) Each Holder agrees to furnish to the Company a completed selling stockholder questionnaire. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the selling stockholder questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed selling stockholder questionnaire and a response to any reasonable requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its reasonable best efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late selling stockholder questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the selling stockholder questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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(e) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

SECTION 3.

REGISTRATION PROCEDURES

In connection with the Company's registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than three (3) Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any similar or successor reports), (i) furnish to each Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, substantially in the form as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or three (3) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use reasonable best efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct such review. Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepare and filed solely to name new or additional selling securityholders unless such Holder is named in such prospectus supplement.  The Company shall not file any Registration Statement or Prospectus or any amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that the Company is notified of such objection in writing within the five (5) Trading Day or three (3) Trading Day period described above, as applicable, and provided further, that no such delay in filing shall result in any Liquidated Damages under Section 2(c).

(b) (i)  Subject to Section 3(i), prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible notify the Holders of such comments and provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as "Selling Stockholders" but the Company need not provide any comments to the Holders that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement until such time as all of such Registrable Securities cease to be Registrable Securities or shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that in the event the Company informs the Holders in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities, the Company shall deliver to the Holders a copy of the Prospectus in electronic format and each such Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities, and each Holder agrees to dispose of Registrable Securities in compliance with the "Plan of Distribution" described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

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(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible via facsimile or electronic mail (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and confirm such notice in writing no later than one Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement (but only to the extent notice is required under Section 3(a) above) or post-effective amendment to any Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of any Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to such Holder as a Selling Stockholder or to the Plan of Distribution, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as "Selling Stockholders" or the "Plan of Distribution"; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of, or in anticipation of, any acquisition, financing activity, regulatory developments or other material transaction involving the Company, or any other event or condition of similar significance to the Company, for which allowing the continued availability of a Registration Statement or Prospectus would be, in the good faith determination of the Board of Directors, materially detrimental to the Company; provided, that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder's agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

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(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to the Holders, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission's EDGAR system.

(f) Promptly deliver to the Holders, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Person may reasonably request.  Subject to Section 7(c) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

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(g) Prior to the resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as such Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry statements shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period without incurring liability for Liquidated Damages otherwise required pursuant to Section 2(c).

(j) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority, Inc. ("FINRA") affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information with respect to the Holder as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company's request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company; provided, however, if the failure of the Holder to furnish the required information results the occurrence of an Event under Section 2(c), any Liquidated Damages that are accruing at such time shall be tolled and any such Event that occurs as a result thereof shall be suspended until such time as the Holder furnishes such information.

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(k) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as reasonably requested by any such Holder, and the Company shall pay the filing fee required for the first such filing within five (5) Business Days of the request therefor.

(l) Cause all such Registrable Securities to be listed on the Trading Market on which similar securities issued by the Company are then listed.

SECTION 4.

HOLDER'S OBLIGATIONS

 The Holders agree, by acquisition of the Registrable Securities, that the Holders shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holders have furnished the Company with all material information required to be set forth in a selling stockholder questionnaire provided in connection with the matters described hereunder.

SECTION 5.

REGISTRATION EXPENSES

 All fees and expenses incident to the Company's performance of or compliance with its obligations under this Agreement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the principal trading market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company pursuant to Section 3(k) hereof, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.  The Holders shall bear the cost of all underwriting discounts and selling commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including, without limitation, all fees and disbursements to counsel (and any other advisors) of the Holders and any stock transfer taxes.  In no event shall the Company be responsible for any broker or similar commissions of any Holder.

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SECTION 6.

INDEMNIFICATION

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, amounts paid in settlement in accordance with Section 6(c) hereof, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that the Holders have approved Annex A hereto for this purpose), or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement, except to the extent, but only to the extent, that (1) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), related to the use by such Holder of an outdated or defective Prospectus after the Company has validly notified such Holder in writing (in accordance with Section 7(c) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined below) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware arising from or in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

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(b) Indemnification by Holder.  Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, partners, members, stockholders or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein and such untrue statement or alleged untrue statement or omission or alleged omission had not been corrected in such Prospectus or in any amendment or supplement thereto prior to, or concurrently with, the sale of Registrable Securities to the person asserting the applicable claim or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has validly notified such Holder in writing (in accordance with Section 7(c) below) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder (together with any liability under Section 6(d)) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding or the Indemnifying Party does not, upon assuming the defense of such Proceeding, conduct the defense of such claim actively and diligently; (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party; (4) the claim is based upon any Proceeding, indictment, allegation or investigation of a criminal nature; or (5) the claim seeks an injunction or non-monetary or equitable relief against the Indemnified Party, other than any such claim that is incidental to the primary claim or claims and not material (in the case of clauses (2)-(5), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties pursuant to this Section 6(c) except in the case of clause (3) above.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and such settlement does not require any Indemnified Party to perform any covenant or refrain from engaging in any activity or include any non-monetary limitation on the actions of any Indemnified Party or any of its affiliates or any admission of fault, violation, culpability, malfeasance or nonfeasance by, or on behalf of, or liability on behalf of, any such Indemnified Party.

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Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent there is a final, non-appealable judicial determination that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 6(a) or Section 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise) or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

SECTION 7.

MISCELLANEOUS

(a) Piggy-Back Registrations.  If at any time during the Effectiveness Period, except as contemplated by Section 2(a) hereof, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, and even if there is such an effective Registration Statement covering all of the Registrable Securities, in the event that such offering for its own account or the account of others is to be underwritten, then the Company shall deliver to each Holder a written notice of such determination and, if within 15 days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of any Registrable Securities such Holder requests to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7(a) prior to the effectiveness of such registration whether or not the Holders have elected to include securities in such registration.

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(b) Rule 144 Compliance.  With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(i) use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii) furnish to any Holder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such Holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

(c) Discontinued Disposition.  The Holders agree by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Compliance.  Subject to the Company's compliance with its obligations set forth in Section 3(b), the Holders covenant and agree that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e) Furnishing of Information.  The Holders shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

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(f) Termination of Rights.  For the avoidance of doubt, it is expressly agreed and understood that (i) in the event that there are no Registrable Securities outstanding as of a Filing Deadline, then the Company shall have no obligation to file, cause to be declared effective or to keep effective any Registration Statement hereunder (including any Registration Statement previously filed pursuant to this Agreement) and (ii) all rights granted to the Holders hereunder (including the rights set forth in Sections 7(a) and 7(b)), shall terminate in their entirety effective on the first date on which there shall cease to be any Registrable Securities outstanding.

(g)  Waivers and Amendments.  No provision of this Agreement may be waived, amended, modified or supplemented except in a written instrument signed by the Company and the Holders or Holders (as applicable) of no less than a majority of the then outstanding Registrable Securities or, if such amendment, modification or supplement shall affect a Holder in a manner disproportionate from other Holders then the signature of such Holder shall be required, provided that any party may give a waiver as to itself.  The Company shall provide prior written notice to the Holders of any proposed waiver, amendment, modification or supplement.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Governing Law; Submission to Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(i) Remedies.  In the event of a breach by the Company or by the Holders of any of their obligations under this Agreement, such Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, Maryland 20876

Attention: Neil Reithinger, CFO

Facsimile: (480) 659-6407

with a copy (which shall not constitute notice) to:

Pearl Cohen Zedek Latzer Barat, LLP

1500 Broadway, 12th Floor

New York, New York 10036

Attention: Mark Cohen, Esq.

Facsimile: (646)878-0801

and

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Christopher Giordano, Esq.

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C

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666 Third Avenue

New York, New York 10017

Attention: Jeffrey Schultz, Esq.

Facsimile: (212) 983-3115

if to a Seller: To the address set forth under such Seller's name on the signature pages hereto if to any other Person who is

then the registered Holder: To the address of such Holder as it appears in the stock transfer books of the Company, or to such other person, at such other place or in such manner as one party shall designate to other party in writing.

(k) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holder or Holders (as applicable) of a majority of the then outstanding Registrable Securities (other than by merger or consolidation or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company's assets). The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by the Holders to a Permitted Transferee of such Holder, but only if (i) such Holder agrees in writing with such Permitted Transferee to assign such rights and related obligations under this Agreement, and for such Permitted Transferee to assume such obligations, and a copy of such agreement is furnished to the Company, (ii) the Company is furnished with written notice of the name and address of such Permitted Transferee and the securities with respect to which such registration rights are being transferred or assigned, (iii) such Permitted Transferee agrees in writing with the Company to be bound by all of the provisions contained herein, and (iv) such Permitted Transferee is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

(l) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(n) Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

[signature page follows]

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 IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ORGENESIS INC.

By:  _______________________________

Name:

Title:

REGISTRATION RIGHTS AGREEMENT

SELLERS:

[●]

By:  _______________________________

Name:

Title:

Address:

REGISTRATION RIGHTS AGREEMENT

ANNEX A

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• through brokers, dealers or underwriters that may act solely as agents;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

• one or more underwritten offerings on a firm commitment or best efforts basis;

• a combination of any such methods of disposition; and

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

 In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as it may be engaged in a distribution of the shares.  The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

 We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or pursuant to Rule 144 of the Securities Act, (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume or manner of sale restrictions or current public information requirement pursuant to Rule 144 of the Securities Act, and (c) two years from the date of the purchase agreement.

A selling stockholder that is venture capital fund, institutional investor or pooled investment vehicle may elect to make an in-kind distribution of shares of Common Stock, on a pro rata basis or otherwise, to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock covered by this registration statement pursuant to such distribution.

EXHIBIT D

Form of Trademark Assignment Agreement

WHEREAS, we the undersigned, Tamir Biotechnology, Inc., a Delaware corporation, located at c/o OldenderFeldman LLP, 422 Morris Avenue, Summit, New Jersey 07901 (hereinafter, the "ASSIGNOR"), has acquired, owns, adopted and uses or has a bona fide intent to use in the ordinary course of trade in interstate commerce certain trademarks, trademark registrations and trademark applications; and

WHEREAS, Orgenesis Inc., a Nevada corporation, located at 20271 Goldenrod Lane, Germantown, Maryland 20876, its successors, assigns and legal representatives (hereinafter, the "ASSIGNEE"), is desirous of acquiring the trademarks and trademark applications;

NOW, THEREFORE, for One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR agrees to assign, sell and transfer, and hereby assigns, sells and transfers unto ASSIGNEE the entire right, title and interest in and to all of ASSIGNOR'S trademarks and trademark applications, including all service marks, trade names, logos, designs, trade dress, slogans, business names, corporate names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing (collectively, the "Trademarks"), and including the ASSIGNOR's right in and to all revenue, income, royalties, damages and payments now or hereafter due or payable with respect to the Trademarks which may be granted, and in and to all causes of action (either in law or in equity), and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment.

The Trademarks to be held and enjoyed by ASSIGNEE, for its own use and behoof and for its successors and assigns, as fully and entirely as the same would have been held by ASSIGNOR had this assignment and sale not been made.

IRREVOCABLY APPOINT the ASSIGNEE to be the undersigned's attorney in his name and on his behalf to execute documents, use the undersigned's name and do all things which are necessary or desirable for the ASSIGNEE to obtain for itself or its successors, assigns and legal representatives the full benefit of this agreement; A certificate in writing, signed by any director or the secretary of the ASSIGNEE or by any person appointed in accordance with this clause, that any instrument or act falls within the authority conferred by this agreement shall be conclusive evidence that such is the case so far as any third party is concerned; This power of attorney is irrevocable as long as the undersigned's obligations under this agreement remain undischarged; Without prejudice to the foregoing, the attorney may, in any way it thinks fit and in the name and on behalf of the undersigned: (a) take any action that this agreement requires the undersigned to take; (b) exercise any rights which this agreement gives to the undersigned; and (c) appoint and remove one or more substitute attorneys with full power as the undersigned's attorney on terms that the attorney thinks fit; The undersigned must ratify and confirm everything that the attorney and any substitute attorney does or arranges using the powers granted under this clause

Executed by: TAMIR BIOTECHNOLOGY, INC.	Signature
Name
Position
Executed by: TAMIR BIOTECHNOLOGY, INC.	Signature

STATE OF: ______________________:

                                                                : ss.

COUNTY OF: ____________________:

Before me, a notary public in and for the State and County aforesaid, on this _________ day of __________, 20__, personally appeared ___________________, who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

_________________________________________________
Notary Public
My Commission Expires:

Executed by: ORGENESIS INC.	Signature
Name
Position

STATE OF: ______________________:

                                                                : ss.

COUNTY OF: ____________________:

Before me, a notary public in and for the State and County aforesaid, on this _________ day of __________, 20__, personally appeared ___________________, who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

_________________________________________________
Notary Public
My Commission Expires:

EXHIBIT E

Form of Joinder Agreement

 This Joinder Agreement (this "Agreement") is made as of April 12, 2020, by and among Tamir Biotechnology, Inc., a Delaware corporation ("Seller"), Orgenesis Inc., a Nevada corporation ("Purchaser"), and the undersigned ("Holder"), solely in its, his or her capacity as a holder of Seller Capital Stock, Seller Warrants and/or Seller Options (in each case as defined in the Purchase Agreement (as defined below)), as applicable, as set forth on the signature page hereto.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings ascribed to such terms in the Purchase Agreement.

RECITALS

 WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement dated as of April 7, 2020 (as it may be amended, the "Purchase Agreement"), pursuant to which Purchaser will acquire substantially all of the assets of Seller (the "Asset Purchase"), subject to the terms and conditions set forth therein;

WHEREAS, upon the closing of the Asset Purchase (the "Closing," and the date of such Closing, the "Closing Date"), Seller shall sell, transfer, convey, and assign, or cause to be sold, transferred, conveyed and assigned, to Purchaser, the Purchased Assets in exchange for the consideration of cash and a certain number of shares of Purchaser Common Stock (the "Purchaser Stock Consideration," and the total number of shares of Purchaser Common Stock to be issued in connection with the Asset Purchase, the "Purchaser Shares"), subject to the conditions and in accordance with the terms of the Purchase Agreement;

WHEREAS, following the Closing, in accordance with the Purchase Agreement and pursuant to the Plan of Liquidation, Seller shall distribute the Purchaser Stock Consideration to certain of its securityholders, including Holder; and

WHEREAS, the undersigned acknowledges and agrees that Purchaser is relying on the truth and accuracy of the representations and warranties made by Holder in this Agreement.

AGREEMENT

 NOW, THEREFORE, in order to induce Purchaser to consummate the Transactions, Holder is willing to enter into this Agreement.

1. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to Purchaser as of the date hereof and as of the Commencement Date (as defined in Section 2.5) as follows:

1.1 Ownership of Securities.  Holder is the record owner of that number of shares of the Seller Capital Stock set forth on the signature page hereto (all such shares owned of record by Holder on such date, collectively, the "Shares"). Except for such Equity Interests (as defined below) designated as being owned by such Holder underneath such Holder's name on the signature page to this Agreement, such Shares, along with the Seller Warrants and Seller Options set forth on the signature page hereto, constitute all of the ownership or equity interests in Seller, whether vested or unvested, and whether actual or promised (the Shares, Seller Warrants and Seller Options, together with any such interest, the "Equity Interests"), owned, beneficially or of record, by such Holder, and such Holder does not own, beneficially or of record, any other Seller Capital Stock, or other Equity Interests and has no options, warrants, convertible securities (other than the Convertible Notes) or other rights to acquire any Seller Capital Stock or other Equity Interest.EAST\173293471.6 EAST\173293471.6 No person who is not a signatory to this Agreement (or such signatory's spouse for purposes of applicable community property laws) has a beneficial interest in or a right to acquire or vote any of the Equity Interests (other than, if Holder is a partnership or a limited liability company, the rights and interests of Persons that own partnership interests or limited liability company membership interests or units in Holder under the partnership agreement or operating agreement governing Holder and applicable partnership or limited liability company law).  At the Termination Time (as defined in Section 8.12 below), the Equity Interests will not be subject to any Encumbrances (other than Encumbrances created pursuant to this Agreement).  Holder's principal residence or place of business is set forth on the signature page hereto.

1.2 Seller Warrants.  Holder is the sole holder of the Seller Warrants, if any, designated as being owned by such Holder underneath such Holder's name on the signature page to this Agreement.  Neither the Seller Warrant nor the shares of Seller Capital Stock issuable upon exercise of the Seller Warrant owned by such Holder are subject to any Encumbrances or to any rights of first refusal of any kind, and such Holder has not granted any rights to purchase such Seller Warrant or any shares of Seller Capital Stock issuable upon exercise of the Seller Warrant to any other Person.  Such Holder has the sole right to consent to the cancellation, termination and extinguishment of the Seller Warrant. Such Seller Warrants constitute the only Seller Warrants owned, beneficially or of record, by such Holder, and, except as designated as being owned by such Holder underneath such Holder's name on the signature page to this Agreement, such Holder has no other options, warrants or other rights to acquire Seller Capital Stock or other Equity Interests.

1.3 Power, Capacity and Authority. Holder has all requisite power, capacity and authority to enter into this Agreement and to perform its obligations under this Agreement and consummate the Transactions. The execution and delivery of this Agreement by Holder and the consummation by Holder of the Transactions have been duly authorized by all necessary action, if any, on the part of Holder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Holder are necessary to authorize the execution and delivery by Holder of this Agreement and the consummation by Holder of the Transactions. This Agreement constitutes Holder's valid and legally binding obligation, enforceable against Holder in accordance with its terms, except as may be limited by (i) applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

1.4 Brokers.  Holder is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of the Purchase Agreement, the Asset Purchase, or any the Transactions.

1.5 Accredited Investor. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended.

1.6 Entirely for own Account.  By Holder's execution of this Agreement, Holder  hereby acknowledges that the Purchaser Common Stock to be acquired by him, her or it will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to distribute any part thereof, and that such party has no present intention of selling, transferring, granting any participation in, or otherwise distributing the same, except as may be permitted by applicable securities laws.  By executing this Agreement, Holder further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to the Purchaser Common Stock other than as may be permitted by applicable securities laws.

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1.7 Disclosure of Information.  Holder has had an opportunity to discuss Purchaser's (including Purchaser's subsidiaries') business, management and financial affairs with Purchaser's (and such subsidiaries') management and has had an opportunity to review Purchaser's facilities.  Holder understands that such discussions, as well as any business plan and any other written information delivered or made available by or on behalf of Purchaser to Seller, were intended to describe the aspects of Purchaser's business which it believes to be material.

2. COVENANTS.  Each Holder hereby covenants to Purchaser as follows:

2.1 Restrictions on Shares.  Holder shall not, without the written consent of Purchaser, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares, or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, at any time prior to the Termination Time; provided, that Holder may, prior to the Termination Time, (i) if Holder is a partnership, limited liability company or corporation, distribute Shares to its partners, members and equity holders (as applicable) or transfer the Shares to its affiliates or (ii) if Holder is an individual, transfer the Shares to any member of Holder's immediate family or to a trust for the benefit of Holder or any member of Holder's immediate family for estate planning purposes or in the event of death of Holder; provided, further, that any transfer referred to in the foregoing clauses (i) or (ii) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by the terms and conditions of this Agreement.  After the date of this Agreement and prior to the Termination Time, Holder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares other than the Irrevocable Proxy (as defined in Section 6), deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.  Any shares of Seller Capital Stock that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Time, including by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and shall be deemed to be Shares for the purposes hereof.

2.2 Compliance. Holder shall not knowingly take any action that would (a) make any representation or warranty contained herein untrue or incorrect or (b) would reasonably be expected to have the effect of impairing the ability of Holder to perform its, his or her obligations under this Agreement or preventing or materially delaying the consummation of any of the transactions contemplated by the Purchase Agreement, this Agreement or the Seller Stockholder Written Consent (as defined herein).

2.3 Agreement to Vote Shares.  At any time on or after the date hereof, and prior to the Termination Time, at every meeting of the stockholders of Seller, and at every adjournment thereof, and on every action or approval by written resolution or consent of the stockholders of Seller, in each case, with respect to any of (i) the adoption of the Purchase Agreement, (ii) the approval of the Asset Purchase, the Purchase Agreement, any Seller Ancillary Agreement or the Plan of Liquidation or (iii) the Transactions, Holder shall vote the Shares in respect of which Holder is entitled to vote at any such meeting or in connection with any such written consent in favor of the adoption of the Purchase Agreement and the approval of the Asset Purchase, the Purchase Agreement, each Seller Ancillary Agreement, the Plan of Liquidation and the Transactions; provided, however, that nothing in this Agreement shall preclude Holder from exercising full power and authority to vote the Shares in Holder's discretion for or against any proposal submitted to a vote of the stockholders of Seller to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code.

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2.4 Irrevocable Consent. If Holder has not previously done so, concurrently with the execution and delivery of this Agreement, Holder shall deliver to Purchaser a duly executed written consent in the form attached hereto as Exhibit A (the "Seller Stockholder Written Consent").  Holder hereby agrees not to modify, revoke or rescind the Seller Stockholder Written Consent or any resolution contained therein and further agrees not to adopt any resolutions modifying, rescinding or revoking the Seller Stockholder Written Consent or any resolution contained therein or otherwise precluding approval of the Asset Purchase, the Purchase Agreement, any Seller Ancillary Agreements or the adoption of the Purchase Agreement, unless and until the Purchase Agreement is terminated pursuant to Article VII thereof.  Holder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of the Seller Stockholder Written Consent or this Agreement or the execution and delivery of the Purchase Agreement and the Seller Ancillary Agreements or the consummation of the Asset Purchase and the Transactions or (b) that the execution and delivery of the Seller Stockholder Written Consent or this Agreement by Holder, as applicable, either alone or together with the other Seller Stockholder Written Consents or voting or stockholder agreements and proxies to be delivered in connection with the execution of the Purchase Agreement, breaches any fiduciary duty, whether of the board of directors of Seller or any member thereof, of any officer of Seller or of any holder of Seller Capital Stock or other Seller securities.

2.5 Standstill. The standstill period (the "Standstill Period") shall begin on the date that Holder receives its respective shares of Purchaser Stock Consideration pursuant to the Plan of Liquidation (the "Commencement Date") and extends through the later of (i) eighteen (18) months from the Commencement Date and (ii) the date of Purchaser's annual meeting held in the calendar year following the year of receipt of such shares of Purchaser Stock Consideration.  Holder, on behalf of his, her or itself and his, her or its Affiliates (as defined in Section 2.9(a)) agrees that during the Standstill Period, neither it nor any of its Affiliates (as hereinafter defined) will, and it will cause each of its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others:

(a) solicit, or encourage or in any way engage in any solicitation of, any proxies or consents or otherwise become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")), directly or indirectly, of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders or by encouraging or participating in any "withhold" or similar campaign), in each case, with respect to any securities of Purchaser or any securities convertible or exchangeable into or exercisable for any Purchaser Common Stock or any other securities of Purchaser (collectively, the "Purchaser Securities") in opposition to the recommendation or proposal of the board of directors of Purchaser (the "Purchaser Board"), or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of the Purchaser Securities (including any withholding from voting) or grant a proxy with respect to voting of any Purchaser Securities or other voting securities to any person other than to the Purchaser Board or persons appointed as proxies by the Purchaser Board;

(b) advise, knowingly encourage, or instruct any person with respect to any of the matters covered by this Section 2 at any annual or special meeting of stockholders;

(c) agree or propose to deposit any of the Purchaser Securities in any voting trust or similar arrangement, or subject any of the Purchaser Securities to any arrangement or agreement with respect to the voting thereof (including but not limited to a voting agreement or pooling arrangement), other than any such voting trust, arrangement or agreement solely among Holder and his, her or its Affiliates which is otherwise constructed in accordance with this Agreement;

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(d) seek or knowingly encourage any person to submit nominations in furtherance of a "contested solicitation" or take other applicable action for the election or removal of directors with respect to Purchaser;

(e) (i) nominate or recommend for nomination any person for election at an annual or special meeting of stockholders of Purchaser, (ii) submit any proposal for consideration at, or bring any other business before any annual or special meeting of stockholders of Purchaser, or (iii) initiate, knowingly encourage or participate in any "withhold" or similar campaign with respect to any annual or special meeting of stockholders of Purchaser;

(f) form, join in or in any way participate in any "partnership, limited partnership, syndicate or other group," including, without limitation, a "group" each as defined under Section 13(d) of the Exchange Act with any person who is not a member of Holder (any such person, a "Third Party"), with respect to any Purchaser Securities or take any other action that would divest Holder of the ability to vote or cause to be voted any Purchaser Securities (or therein interest) owned as of the date of this Agreement and as of the Commencement Date or subsequently acquired in accordance with this Agreement;

(g) (i) call or seek to call or request the call of any meeting of stockholders, including by written consent, (ii) seek, alone or in concert with others, representation on, or nominate any candidate to, the Purchaser Board, (iii) seek the removal of any member of the Purchaser Board, (iv) solicit consents from stockholders or otherwise act or seek to act by written consent, or (v) make a request for a list of Purchaser's stockholders or for any books and records of Purchaser;

(h) purchase or cause to be purchased or otherwise acquire or enter into any option or contract to purchase, any (i) beneficial ownership of any of the Purchaser Securities (other than securities issued pursuant to a stock split, stock dividend or similar corporate action), if immediately after the taking of such action, Holder, together with his, her or its Affiliates would, in the aggregate, beneficially own more than five percent (5%) of the then-outstanding shares of Purchaser Common Stock, or (ii) interests in any of Purchaser's indebtedness, in each case, unless 3 Business Days prior to such purchase, acquisition, or entrance into an option or contract,  Holder provides written notice to Purchaser (any such Holder, a "Reporting Holder");

(i) make or publicly advance any request or proposal that Purchaser or Board amend, modify or waive any provision of this Agreement, or take any action challenging the validity or enforceability of any provisions of this Section 2.2 (provided, that Holder may make confidential requests to the Purchaser Board to amend, modify or waive any provision of this Agreement, which the Purchaser Board may accept or reject in its sole discretion, so long as any such request is not publicly disclosed by Holder and is made by Holder in a manner that does not require the public disclosure thereof by Purchaser, Holder or any other person);

(j) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of Purchaser or any rights or options to acquire any such assets or business from any person, in each case other than the Purchaser Securities;

(k) seek, propose or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, change in structure or composition of the Purchaser Board, change in the executive officers of Purchaser, change in capital structure, recapitalization, dividend, share repurchase or similar transaction involving Purchaser, its subsidiaries or its business, whether or not any such transaction involves a change of control of Purchaser;

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(l) disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing, or publicly or privately encourage or support any other stockholder or person or entity to take any of the aforementioned actions; or

(m) enter into any agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or knowingly encourage or solicit any person to undertake any of the foregoing activities.

2.6 Lock-Up.  Holder and each of his, her or its Affiliates agrees that during the period beginning on the Commencement Date and ending on the twelve (12) month anniversary thereof (the "Lock-Up Period"), neither it nor any of its Affiliates (as hereinafter defined) will, and it will cause each of his, her or its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Purchaser Securities, whether now owned or hereafter acquired by the undersigned or with respect to which such Holder has or hereafter acquires the power of disposition (collectively, the "Lock-Up Securities"), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, other agreement or other transaction is to be settled by delivery of the Purchaser Common Stock or other Purchaser Securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, and subject to the conditions below, Holder may transfer the Lock-Up Securities without the prior written consent of Purchaser, provided, that (A) Holder receives a signed joinder to this Agreement from each donee, trustee, distributee, or transferee, as the case may be, (B) any such transfer shall not involve a disposition for value, (C) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (D) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers: (1) as a bona fide gift or gifts; (2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Section 2.6, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (3) as a distribution to limited partners or stockholders of the undersigned; or (4) to the undersigned's Affiliates or to any investment fund or other entity controlled or managed by the undersigned.

2.7 Restricted Disposition Provision.  Holder and each of his, her or its Affiliates agrees that for the period beginning on the expiration of the Lock-Up Period and ending on the six (6) month anniversary thereof (the "Restricted Disposition Period"), if it or any of its Affiliates desires to sell any Lock-Up Securities, Holder and his, her or its Affiliates may only sell such Lock-Up Securities as follows: subject in all instances, applicable law, Holder and each of his, her and its Affiliates shall, in the aggregate, be permitted to sell on a daily basis, no more than the greater of (i) two percent (2%) of the total volume of shares of Purchaser publicly-traded on any nationally recognized exchange over the previous ten (10) trading days, on a non-cumulative basis, meaning that if the amount of shares allowed to be sold under this subparagraph are not sold in any specific day, that the unsold amount cannot be cumulated and sold on any subsequent day with the sale of other shares that are allowed to be sold on such specific day. For the avoidance of doubt, notwithstanding anything contained herein to the contrary, any sales made by "affiliates" of Purchaser during the Restricted Disposition Period are also subject to the standard volume limitations applicable to any "affiliate" of Purchaser under Rule 144.

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2.8 Mutual Non-Disparagement.  Subject to applicable law, each of the parties covenants and agrees that, during the Standstill Period (unless otherwise specified in accordance with this Agreement) or if earlier, until such time as the other party or any of its agents, subsidiaries, Affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 2.8, neither he, she or it nor any of its respective agents, subsidiaries, Affiliates, successors, assigns, officers, key employees or directors, shall in any way criticize, attempt to discredit, make defamatory, derogatory, denigrating or disparaging remarks, comments or statements with respect to, call into disrepute, defame, make or cause to be made any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages (or causes to be disparaged) the other parties or such other parties' subsidiaries, Affiliates, successors, assigns, officers (including any current, future or former officer of a party or a parties' subsidiaries), directors (including any current, future or former director of a party or a parties' subsidiaries), employees, stockholders, agents, attorneys or representatives, or any of their practices, procedures, businesses (current or future), business operations, subsidiaries, products or services, in any manner.

2.9 Additional Agreements.

(a) Holder agrees to cause his, her and its Affiliates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate. A breach of this Agreement by an Affiliate if such Affiliate is not a party hereto, shall be deemed to occur if such Affiliate engages in conduct that would constitute a breach of this Agreement if such Affiliate was a party hereto to the same extent as Holder, as applicable.  As used in this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any party hereto, provided, however, that with respect to any Holder who is a natural person, the term "Affiliate" shall also include such Holder's spouse, relatives, spouse's relatives, and any executor or personal representative engaged, in either instance, for estate-planning purposes.

(b) This Section 2.9(b) shall only apply to a Holder that is a Significant Holder and for so long as Holder remains a Significant Holder, during the Standstill Period, Holder agrees that he, she or it will, and shall cause each of his, her or its Affiliates to vote all shares of the Purchaser Common Stock beneficially owned by Holder or such Affiliate (or otherwise for which it has voting rights) at each annual or special meeting of stockholders of Purchaser that such Holder appears at in person or by proxy (A) in favor of the slate of directors recommended by the Purchaser Board and any other proposal supported by a majority of the Purchaser Board; and (B) against any shareholder proposals or director nominations at such annual or special meeting which are not supported by the Purchaser Board; provided that any Holder that is a Substantial Holder as of the record date of such annual or special meeting shall attend each such annual or special meeting in person or by proxy; provided, further that such Holder does not need to vote in accordance with the provisions of this Section 2.9(b) if in the opinion of such Holder's independent legal counsel, the Purchaser Board was not complying with, or in breach of, its fiduciary duties.  For the avoidance of doubt, the voting covenants set forth in this Section 2 shall apply to all shares of Purchaser Common Stock beneficially owned by Holder or his, her or its Affiliates as of the record date for such meeting.

2.10 Significant Holder Restrictions.

(a) Notwithstanding anything set forth in this Agreement to the contrary, the terms and provisions of Sections 2.5 and 2.9(b) shall apply to only to a Significant Holder.  A "Significant Holder" is a Holder that, at any time during the Standstill Period, holds 5,000 (such amount, the "Threshold Amount") or more shares of Purchaser Common Stock (or any security or instrument convertible into, or exchangeable for, Purchaser Common Stock (collectively, "Relevant Securities").  For the avoidance of doubt, if, at any time during the Standstill Period, a Holder who (i) is not a Significant Holder or (ii) is a Significant Holder but ceases to be a Significant Holder, in each case, acquires Relevant Securities which when aggregated with all Relevant Securities held by such Holder as of any date of determination exceed the Threshold Amount, then such Holder shall be deemed to be a Significant Holder as of such date of acquisition for purposes of this Agreement.

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If at any time during the Standstill Period any Holder becomes a Reporting Holder, then for purposes of Sections 2.5 and 2.9(b), the "Standstill Period" with respect to such Reporting Holder shall be deemed to be five years from the Commencement Date.  Once a Holder becomes a Reporting Holder, such Holder shall remain a Reporting Holder for all purposes of this Agreement until such time as such Holder holds less than 3% of the outstanding Relevant Securities.

3. RELEASE AND WAIVER; CONSENT; TERMINATION OF EXISTING AGREEMENTS.  Effective as of the Closing, Holder, for himself, herself or itself and on behalf of his, her or its heirs, legal representatives, successors and assigns (collectively, the "Relevant Persons"), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Purchaser and Seller, and each of their respective officers, directors, managers, employees, agents, divisions, Subsidiaries, Affiliates, representatives, successors, predecessors and assigns (individually and collectively, the "Released Parties") from any and all past, present and future debts, losses, costs, bonds, suits, actions, causes of action, liabilities, contributions, attorneys' fees, interest, damages (including punitive damages), expenses, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties, in each case, by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing, that in any way arise from or out of, are based upon or relate to (a) such Relevant Person's or Relevant Persons', as applicable, ownership or purported ownership of the Shares or other Equity Interests, or (b) the negotiation or execution of this Agreement, the Purchase Agreement or any of the other Seller Ancillary Agreements or the consummation of any of the Asset Purchase or Transactions; provided, that the foregoing release shall not apply to (i) such Relevant Person's or Relevant Persons', as applicable, rights arising out of the Purchase Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith executed by and between such Relevant Person and Purchaser or any of its Affiliates, (ii) any claim that cannot be waived or released by law, (iii) any right to receive unpaid compensation or benefits as an employee of Seller, (iv) any right of a director (or a stockholder affiliated with such director that is a third-party beneficiary) or officer of Seller to indemnification by Seller or any successor under obligations of Seller, whether such rights exist under the certificate of incorporation or bylaws of Seller, any Contract with Seller, Seller's directors' and officers' or other fiduciary liability insurance policy, or otherwise (after taking into account such exceptions, the "Holder Claims"). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein. With respect to such Holder Claims, Holder hereby expressly waives any and all rights conferred upon him, her or it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including the following provisions of California Civil Code Section 1542:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."

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Holder represents and warrants that, as of the date hereof and as of the Closing, the Relevant Persons have no Holder Claims against the Released Parties, including relating to any Contract between Holder and Seller, or Holder's interest in any equity or debt security of Seller, or in Holder's capacity as a current or former officer, director, employee, consultant or security holder of Seller; provided, that this representation and warranty does not extend to any claim or loss of the Relevant Person(s), or obligation to or right or remedy of the Relevant Person(s), arising under the Holder Claims.  Holder hereby irrevocably agrees not to assert, and shall cause the Relevant Person(s) not to assert, directly or indirectly, any Holder Claim, or to commence, institute or cause to be commenced or instituted, any proceeding of any kind against any Released Parties asserting any Holder Claim.

Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Transactions and the Asset Purchase under the terms of any agreement or instrument to which Holder is a party or subject or in respect of any rights Holder may have in connection with the Asset Purchase or the other Transactions (whether such rights exist under the certificate of incorporation or bylaws of Seller, any Contract to which Seller is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Holder hereby waives any and all rights to contest or object to the execution and delivery of the Purchase Agreement, the Seller Board's actions in approving and recommending the Asset Purchase, the consummation of the Asset Purchase and the other Transactions, or to the execution and delivery of the Seller Stockholder Written Consent, or to seek damages or other legal or equitable relief in connection therewith.

Any and all existing agreements between Seller and Holder (in Holder's capacity as a holder of Equity Interests of Seller) shall, contingent upon the occurrence of the Closing, automatically terminate and be of no force and effect effective immediately prior to the Closing.  Contingent and effective upon the Closing, Holder hereby waives and terminates any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights or any similar rights, in each case with respect to the equity securities of Seller, that Holder may have (whether under any Legal Requirements or otherwise) or could potentially have or acquire in connection with the Asset Purchase or otherwise.  From and after the Closing, Holder's right to receive consideration on the terms and subject to the conditions set forth in the Purchase Agreement and a Plan of Liquidation shall constitute Holder's sole and exclusive right against Seller and/or Purchaser in respect of Holder's ownership of shares of Seller Capital Stock or other securities of Seller or status as a Holder of Seller or any agreement or instrument with Seller pertaining to the Shares or other securities of Seller or Holder's status as a holder of Equity Interest of Seller.  The covenants and agreements set forth in this Section 3, including the release set forth herein, shall survive the Closing indefinitely.

4. CONFIDENTIALITY.  Holder hereby agrees that the terms of this Agreement, the Purchase Agreement and any other agreement entered into in connection with the Transactions, shall be kept confidential by Holder and shall not be used by Holder for any purpose without the prior written consent of Purchaser; provided, however, that (a) Holder may disclose such information or terms if in the opinion of Holder's counsel Holder is required to do so by applicable Legal Requirements, provided that Holder notifies Purchaser in writing, to the extent permitted by applicable Legal Requirements, a reasonable period of time prior to disclosing such information so that Purchaser may seek a protective order or other appropriate remedy, or both (at Purchaser's sole expense); (b) if Holder is a venture capital fund, institutional investor or pooled investment vehicle, Holder may disclose the terms of this Agreement and the Purchase Agreement to (i) its current or former stockholders, members, general partners and limited partners (or any employee or representative of any of the foregoing) to the extent required pursuant to the terms of its organizational documents, (ii) to prospective investors, stockholders, members, general partners, limited partners (or any employee or representative of any of the foregoing) who agree to keep such terms confidential and (iii) to the extent necessary in the good faith exercise of the fiduciary duties of the general partner or manager of such Holder or otherwise required by applicable Legal Requirements; (c) following any public announcement of the Transactions, if ever, Holder may disclose the terms of the Purchase Agreement that are disclosed in such public announcement; (d) Holder may disclose such information or terms to the extent they become generally available to the public other than by virtue of a breach of (i) this provision by such Holder or its Affiliates or (ii) any use or disclosure restrictions applicable to such information or terms by any third party; (e) Holder may disclose such information or terms to the extent (i) rightfully acquired by Holder from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure or (ii) independently developed by Holder without access to any information confidential and/or proprietary information of Seller; and (f) Holder may disclose such information or terms to its Affiliates and his, her or its or its Affiliates' respective professional advisers and, if Holder is not a natural person, to its employees or the employees of its Affiliates, in each case, who: (i) need to know such information; and (ii) agree to keep such information confidential.  Holder shall be responsible for any action taken by his, her or its Affiliates and its and their respective professional advisers and employees that, if such action had been taken by Holder, would have constituted a breach of this Section 4.

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5. AGREEMENT TO INDEMNIFICATION PROVISIONS; APPOINTMENT OF SELLER AND THE SECURITYHOLDERS' AGENT. By executing and delivering this Agreement, Holder acknowledges and agrees to be bound by the escrow and indemnification provisions set forth in Article VIII of the Purchase Agreement, a copy of which has been made available to Holder, as a Securityholder including the indemnification obligations contained therein, the withholding of the Escrow Amount to partially secure the indemnification obligations of Seller (and, following a distribution of Purchaser Stock Consideration to Securityholders pursuant to the Plan of Liquidation, the Securityholders in accordance with their Pro Rata Share) in connection with the Asset Purchase and as described in the Purchase Agreement, the appointment of a Securityholders' agent pursuant to Sections 8.1 and 9.5 of the Purchase Agreement, if necessary, to perform the functions on behalf of Holder as set forth in the Purchase Agreement and the indemnification of such agent, if necessary. This Agreement and the representations, warranties and covenants contained herein shall become part of the Purchase Agreement and shall be subject to the escrow and indemnification provisions set forth in the Purchase Agreement, including any applicable indemnification obligations of Holder as a Securityholder contained in Article VIII of the Purchase Agreement, the withholding of the Escrow Amount, as applicable, and the limitations applicable to such obligations set forth therein.  The covenants and agreements set forth in this Section 5 shall survive the Closing in accordance with Article VIII of the Purchase Agreement.

6. IRREVOCABLE PROXY.  Concurrently with the execution and delivery of this Agreement, Holder shall deliver to Purchaser a duly executed irrevocable proxy in the form attached hereto as Exhibit B (as executed by Holder, the "Irrevocable Proxy") with respect to each and every meeting of stockholders of Seller or action or approval by written resolution or consent of stockholders of Seller prior to the Termination Time covering the total number of Shares in respect of which Holder is entitled to vote at any such meeting or in connection with any such written consent related to the subject matter described in Section 2.3.  Notwithstanding anything to the contrary herein, such Irrevocable Proxy shall not apply to any proposal submitted to a vote of the stockholders of Seller to approve any payment that would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code, and Holder shall continue to have full power and authority to vote the Shares in Holder's sole discretion for or against any such proposal.  Upon the execution of this Agreement by Holder, (a) Holder hereby revokes any and all prior proxies (other than the Irrevocable Proxy) given by Holder with respect to the subject matter contemplated by the Irrevocable Proxy and Seller hereby consents to the revocation of any and all such prior proxies given by Holder to Seller with respect to such subject matter and (b) Holder shall not grant any subsequent proxies with respect to such subject matter until after the Termination Time.

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7. SPOUSAL CONSENT & JOINDER. If Holder is a natural person residing in a community property state and has a spouse, such Holder's spouse shall duly complete, execute and deliver to Purchaser a Spousal Consent & Joinder in the form attached hereto as Exhibit C prior to the Closing.

8. MISCELLANEOUS.

8.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered personally or by commercial delivery service or mailed by registered or certified mail (return receipt requested), (b) when sent, if sent by electronic mail during normal business hours of the recipient or (c) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i) if to Seller, to:

c/o OlenderFeldman LLP 422 Morris Avenue Summit, New Jersey 07901 Attention: Kurt Olender Email: kolender@olenderfeldman.com Telephone No.: (908) 964-2485 with a copy (which shall not constitute notice) to:
Fenwick & West LLP 902 Broadway Suite 14 New York, NY 10010-6035 Attention: Ethan Skerry Email: eskerry@fenwick.com Telephone No.: (212) 430-2670

(ii) if to Purchaser, to:

Orgenesis Inc. 20271 Goldenrod Lane Germantown, Maryland 20876 Attention: Vered Caplan, Chief Executive Officer
with a copy (which shall not constitute notice) to:

 DLA Piper LLP (US)

 1251 Avenue of the Americas

 25th Floor

 New York, NY 10020-40

 Attention: Christopher P. Giordano

 Email: christopher.giordano@us.dlapiper.com

 Telephone No.: (212) 335-4522

and

Pearl Cohen Zedek Latzer Baratz, LLP

1500 Broadway, 12th Floor

New York, New York 10036

Attention: Mark Cohen, Esq.

Facsimile: (646) 878-0804

Email: MCohen@PearlCohen.com

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(iii)  if to Holder, to the address set forth for Holder on the signature page hereof.

8.2 Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Holder set forth in this Agreement.  Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation of this Agreement, Purchaser shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Purchaser at law or in equity and Holder hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format (or any electronic signature complying with the U.S. federal ESIGN Act of 2000) of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein.  All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

8.4 Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder.

8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.6 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

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8.7 Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law that would refer a matter to a different jurisdiction.

8.8 Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective.  Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

8.9 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto.  Notwithstanding the foregoing or anything herein to the contrary, it is acknowledged that Seller shall be liquidated following the Closing Date pursuant to the Plan of Liquidation, and it is acknowledged and agreed that in connection therewith, and pursuant to Section 9.5 of the Purchase Agreement and Section 5 hereof, Seller's rights and obligations under this Agreement and the Purchase Agreement, including with respect to any consideration to be delivered after such liquidation and any indemnification obligations, may be assigned to the Securityholders or any limited liability company or limited partnership into which Seller is converted (or new limited liability company or limited partnership it is merged into to achieve substantially the same effect as a conversion of Seller) (such entity, a "Seller Successor Entity") in accordance with the Plan of Liquidation; provided, that in the event of such assignment to Securityholders pursuant to Section 9.5 of the Purchase Agreement, Section 5 hereof and this Section 8.9, a Securityholders' agent shall be appointed pursuant to a customary securityholder agent relationship to act on behalf of the Securityholders in respect of the indemnification provisions in Article VIII of the Purchase Agreement.  In the event that the Purchaser Stock Consideration is transferred, contributed or assigned to a Seller Successor Entity following the Plan of Liquidation, such Seller Successor Entity shall, as a condition to such transfer, agree to be bound by any and all obligations of Seller under this Agreement.

8.10 Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive, with respect to this Agreement, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.11 Additional Documents, Etc. Holder shall execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

8.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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8.13 Term; Termination. This Agreement shall become null and void and shall have no effect whatsoever, without any action on the part of any Person, upon the Termination Time.  As used herein, the term "Termination Time" shall mean the earlier to occur of (i) the termination of the Purchase Agreement in accordance with the provisions of Article VII of the Purchase Agreement and (ii) the termination of this Agreement by consent of the parties hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Holder
(Print Name of Holder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Email Address)
(Print Telephone Number)

Seller Capital Stock Held:

Seller Common Stock:                                                                     shares

Seller Preferred Stock:                                                                     shares

Seller Warrants Held:

__________________________________________

Seller Options Held:

__________________________________________

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Tamir Biotechnology, Inc.
By: ___________________________________
Name:__________________________________
Title: ___________________________________

[Signature Page to Joinder Agreement]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

Orgenesis Inc.
By: ___________________________________
Name:__________________________________
Title: ___________________________________

[Signature Page to Joinder Agreement]

EXHIBIT F

Plan of Liquidation
Of
Tamir Biotechnology, Inc.

 This Plan of Liquidation (the "Plan"), dated as of April 12, 2020 (the "Effective Date"), is intended to accomplish the complete liquidation and dissolution (the "Dissolution") of Tamir Biotechnology, Inc., a Delaware corporation (the "Company"), in accordance with Section 275 of the General Corporation Law of the State of Delaware (the "DGCL") and is intended to be part of a plan of reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

1. Approval and Adoption of Plan. After approval by the Company's Board of Directors (the "Board"), the Company's stockholders, constituting the holders of the Company's outstanding stock (the "Stockholders") having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted executed a written consent dated [•], 2020 under Sections 275(c) and 228 of the DGCL authorizing the Asset Sale (as defined below), the Plan and the liquidation and dissolution of the Company as set forth herein.

2. Asset Sale. Pursuant to that certain Asset Purchase Agreement by and between the Company and Orgenesis Inc., a Nevada corporation (the "Purchaser"), in substantially the form attached hereto as Exhibit A (the "Asset Purchase Agreement"), and all exhibits and schedules attached thereto, and such other agreements, instruments, certificates or documents as may be necessary or advisable in connection with the Asset Sale (collectively with the Asset Purchase Agreement, the "Transaction Documents"), Company will, among other things, sell, convey and transfer all or substantially all of its assets (the "Asset Sale") to the Purchaser in exchange for the Purchaser Stock Consideration (as defined in the Asset Purchase Agreement) and Purchaser Cash Consideration (as defined in the Asset Purchase Agreement) (the Purchaser Stock Consideration and the Purchaser Cash Consideration, collectively, the "Sale Proceeds").

3. Cessation of Business Activities. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and distribute its assets to Stockholders in accordance with this Plan, including retaining such employees and consultants as necessary or desirable to effectuate the winding up and dissolution of the Company.

4. Authority of Officers and Directors.  The Board and the officers of the Company shall continue in their positions for the purpose of the Dissolution as contemplated by Delaware law.  For the purpose of effecting the Dissolution, the Company may hire or retain, as determined by the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the Dissolution.  The adoption of this Plan by the Stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind and character that the Board or such officers deem necessary, appropriate or advisable (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with the DGCL; (iv) to distribute all of the remaining funds and assets of the Company to the Stockholders of the Company in the manner determined by the Board; and (v) if so determined by the Board in lieu of any of the foregoing, to take all necessary steps to effect the conversion of the Company into a limited liability company or limited partnership.

5. Plan of Liquidation and Distribution.  The Company shall take the following actions within twelve (12) months of the Closing of the Asset Sale, and otherwise in compliance with the requirements of the Asset Purchase Agreement, including any holding periods set forth therein.

(a) The Company may liquidate the Company's remaining assets (i.e. those not included in the Asset Sale) in accordance with the DGCL and, in such event, shall:

(i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company or its successor (such as any claims or obligations evidenced by notes);

(ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and

(iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or Stockholders, are likely to arise or to become known to the Company or Stockholders within ten (10) years after the Effective Date.

All such claims shall be paid or provided for in full and any such provision for payment made shall be made in full if there are sufficient assets.  If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor

(b) Following the foregoing, the Company shall distribute to the Stockholders all remaining assets, including the Sale Proceeds and all available cash, except such cash, property or assets are required for paying or making reasonable provision for the claims and obligations of the Company.  Such distribution shall occur in the manner determined by the Board.

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6. Conditions to Distribution of Sale Proceeds.  Notwithstanding anything to the contrary herein, no person shall be eligible to receive any Sale Proceeds in a distribution pursuant to this Plan unless such person shall have delivered (i) either (a) a duly executed Joinder Agreement (as defined in the Asset Purchase Agreement), in the case of any Securityholder (as defined in the Asset Purchase Agreement) entitled to receive a portion of the Purchaser Stock Consideration (as defined in the Asset Purchase Agreement) or (b) a duly executed release in form and substance substantially similar to that set forth in the Joinder Agreement (as defined in the Asset Purchase Agreement) in the case of any Unaccredited Securityholder (as defined in the Asset Purchase Agreement) entitled to receive a portion of the Unaccredited Investor Cash Out Amount (as defined in the Asset Purchase Agreement) and (ii) in the case of any Securityholder (as defined in the Asset Purchase Agreement) entitled to receive a portion of the Purchaser Stock Consideration, a duly executed counterpart of the Registration Rights Agreement (as defined in the Asset Purchase Agreement).

7. Cancellation of Stock. The distributions to Stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of the Company's stock.

8. Certificate of Dissolution. Following a distribution pursuant to Section 5 hereof, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL and shall obtain any certificates required from the Delaware tax authorities and pay any taxes due.

9. Indemnification. The Company shall continue to indemnify its officers, directors and employees in accordance with its certificate of incorporation, by-laws and any contractual arrangements, and its existing directors' and officers' liability insurance policy, for acts and omissions in connection with the implementation of this Plan and the winding up of the affairs of the Company.  The Board is authorized to obtain and/or maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including, without limitation, directors' and officers' liability coverage.

10. Filing of Tax Forms. The Company shall file such documentation as may be required in connection with the transactions as contemplated hereby, including in connection with a tax-free reorganization.

11. Expenses of Liquidation.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, if so determined by the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan.  Adoption of this Plan by the Stockholders shall constitute the approval of the Company's stockholders of the payment of any such compensation.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, if so determined by the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

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12. Abandoned Property.  If any distribution to a Stockholder pursuant to Section 5 hereof cannot be made, whether because the Stockholder cannot be located or for any other reason, the distribution to which such Stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution.  The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law.  In no event shall the proceeds of any such distribution revert to or become the property of the Company.

13. Authorization. The Board is hereby authorized, without further action by Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs and to effect the Conversion Event or dissolution of the Company, as applicable, and as set forth herein.  The Board shall have full discretion to interpret the provisions of this Plan.

14. Modification or Abandonment of this Plan.  Notwithstanding authorization or consent to this Plan by the stockholders of the Company, the Board may modify, amend or abandon this Plan without further action by the Stockholders to the extent permitted by the DGCL.

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EXHIBIT G

Form of Domain Name Assignment Agreement

 This Domain Name Assignment ("Domain Name Assignment") is made as of April 12, 2020 (the "Effective Date"), by and between Tamir Biotechnology, Inc., a Delaware corporation (the "Assignor") and Orgenesis Inc., a Nevada corporation (the "Assignee").  Assignee and Assignor are sometimes referred to herein individually as a "Party" and collectively as the "Parties."  Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

 WHEREAS, Assignor and Assignee entered into that certain Asset Purchase Agreement, dated as of April 7, 2020 (the "Purchase Agreement"), pursuant to which Assignor has sold to Assignee certain Purchased Assets, including the domain names set forth on Schedule I, attached hereto.

 WHEREAS, Assignor is the exclusive owner of the domain names set forth on Schedule I, attached hereto, including any and all goodwill associated therewith (collectively, the "Assigned Domains").  As of the Effective Date and pursuant to the terms hereof and of the Purchase Agreement, Assignor wishes to assign to Assignee, and the Assignee wishes to assume, all right, title and interest in and to the Assigned Domains.

 WHEREAS, the Parties wish to memorialize the assignment of the Assigned Domains from Assignor to Assignee and to update the ownership records for such Assigned Domains to reflect Assignee as the owner of record for such Assigned Domains.

 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration furnished by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by the Parties:

1. As of the Effective Date, Assignor agrees to assign, transfer, sell and convey, and hereby assigns, transfers, sells and conveys to Assignee, its successors and assigns, all of Assignor's right, title, and interest in and to the Assigned Domains and all registrations and applications therefor and any unregistered or registered trademarks, service marks, copyrights or other intellectual property or proprietary rights based on or in any way related to the Assigned Domains, all goodwill associated therewith and all other corresponding rights that are or may be hereafter secured under the laws of any country, now or hereafter in effect, for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by such Assignor if this Domain Name Assignment had not been made, including all right, title and interest in and to all income, proceeds, royalties, damages, claims and payments which accrue, or have accrued, prior to and as of the Effective Date or thereafter and are due or payable with respect thereto, and in and to all causes of action, either at law or in equity, for any past, present or future infringement of the Assigned Domains, or other violation or unauthorized use of the Assigned Domains, with the right to sue for, and collect the same.

2. Assignor and Assignee hereby authorize and request that the applicable registration authority transfer the registrations for the Assigned Domains from Assignor to Assignee at Assignee's sole cost and expense.  Within 5 business days of the Effective Date, Assignor shall provide all registrar login information and domain management criteria to Assignee to allow Assignee to gain access to and control over the Assigned Domains or shall effectuate transfer of the Assigned Domains to the Assignee in the applicable registrar(s).

3. The Parties acknowledge and agree that certain documents may need to be executed and delivered by Assignor to effectuate transfer of title to the Assigned Domains to Assignee.  Assignor agrees to provide to Assignee and Assignee's successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation), reasonably requested by Assignee to more fully and effectively effectuate the purposes of this Domain Name Assignment, at Assignee's sole expense.

4. Each provision of this Domain Name Assignment will be interpreted in such a manner as to be effective and valid under applicable law, but if any term or other provision of this Domain Name Assignment is held to be invalid, illegal or unenforceable under applicable law, all other provisions of this Domain Name Assignment shall remain in full force and effect.

5. This Domain Name Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.  This Domain Name Assignment may not be amended except by an instrument in writing signed by each of the Parties hereto.

6. This Domain Name Assignment shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have executed this Domain Name Assignment as of the Effective Date.

ASSIGNOR: TAMIR BIOTECHNOLOGY, INC. By:____________________________ Name: Title:
ASSIGNEE: ORGENESIS INC. By:____________________________ Name: Title:

[Signature Page to the Domain Name Assignment]

Schedule I to Domain Name Assignment

Domain Name	Registrant	Expiration Date
tamirbio.com	Tamir Biotechnology, Inc.	3/16/2021